Exhibit 2.1
                                                                     -----------







-------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

-------------------------------------------------------------------------------
                                   Dated as of

                                 August 6, 1999

                                      Among

                           SI HANDLING SYSTEMS, INC.,


                              ERMANCO INCORPORATED,

                                       and

                    THE STOCKHOLDERS OF ERMANCO INCORPORATED

                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1 - TERMS OF THE TRANSACTION..........................................1
            Section 1.1.  Sale and Purchase...................................1
            Section 1.2.  Purchase Price; Adjustments.........................1
                   (a)     Purchase Price.....................................1
                   (b)     Promissory Notes...................................2
                   (c)     Adjustments on Closing Date........................2
                   (d)     Post-Closing Adjustments...........................3
            Section 1.3.  Certain Expenses and Liabilities....................4
            Section 1.4.  The Closing.........................................5
            Section 1.5.  Escrow..............................................5
            Section 1.6.  Retained Assets and Retained Liabilities............5
                   (a)     Retained Assets....................................5
                   (b)     Retained Liabilities...............................6
            Section 1.7.  Preliminary Closing Balance Sheet...................6
            Section 1.8.  Employment Agreements...............................6

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE
            COMPANY...........................................................7
            Section 2.1.  Power; Capacity and Authority.......................7
            Section 2.2.  The Shares..........................................8
            Section 2.3.  Transfer of the Shares..............................8
            Section 2.4.  Conflicting Instruments; Consents...................8
            Section 2.5.  Organization and Authority..........................9
            Section 2.6.  Subsidiaries and Affiliates........................10
            Section 2.7.  Capitalization.....................................10
            Section 2.8.  Financial Statements...............................10
            Section 2.9.  Retained Assets and Liabilities....................11
            Section 2.10.  Real Property.....................................11
            Section 2.11.  Inventories and Other Tangible Personal Property..13
                   (a)     Inventories.......................................13
                   (b)     Other Tangible Personal Property..................13
            Section 2.12.  Receivables.......................................14
            Section 2.13.  Personnel.........................................14
            Section 2.14.  Labor Matters.....................................15
            Section 2.15.  Environmental Matters.............................16
            Section 2.16.  Non-ERISA Plans...................................19
            Section 2.17.  ERISA Plans.......................................20
            Section 2.18.  Compliance with Law...............................23
            Section 2.19.  Product Warranties and Product Claims.............23
            Section 2.20.  Litigation........................................24

            Section 2.21.  Intellectual Property.............................24
            Section 2.22.  Material Contracts................................25
            Section 2.23.  Conduct of Business...............................27
            Section 2.24.  Tax Matters.......................................30
            Section 2.25.  Absence of Undisclosed Liabilities................33
            Section 2.26.  Insurance.........................................33
            Section 2.27.  Customers.........................................34
            Section 2.28.  Corporate Name....................................34
            Section 2.29.  Transactions with Related Parties.................34
            Section 2.30.  Permits...........................................35
            Section 2.31.  Finders or Brokers................................35
            Section 2.32.  Disclosure........................................35
            Section 2.33.  Bank Accounts.....................................36
            Section 2.34.  Material Adverse Change...........................36
            Section 2.35.  Year 2000 Compliance..............................36
            Section 2.36.  Investment Representations........................36

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE BUYER......................37
            Section 3.1.  Organization; Authority............................37
            Section 3.2.  Conflicting Instruments; Consents..................38
            Section 3.3.  Acquisition of the Shares..........................38
            Section 3.4.  Litigation.........................................39
            Section 3.5.  Finders or Brokers.................................39
            Section 3.6.  Financial Ability of the Buyer.....................39
            Section 3.7.  Capitalization of the Buyer........................39
            Section 3.8.  Valid Issuance of Shares...........................40
            Section 3.9.  Financial Statements...............................40
            Section 3.10. Lease or Purchase of Premises......................40
            Section 3.11. Maintenance of Insurance...........................41
            Section 3.12. Disclosure.........................................41
            Section 3.13. Accuracy of Public Filings.........................41
            Section 3.14. Material Adverse Change............................42
            Section 3.15. Absence of Undisclosed Liabilities.................42
            Section 3.16. Board Membership...................................42

ARTICLE 4 - INDEMNIFICATION .................................................42
            Section 4.1.  Indemnification Obligation.........................42
            Section 4.2.  Limitations........................................43
                   (a)     Threshold.........................................43
                   (b)     Time Limitations..................................44
                   (c)     Amount Limitations................................44
            Section 4.3.  Claims.............................................44
            Section 4.4.  Defense by the Sellers.............................45

            Section 4.5.  Notice.............................................46
            Section 4.6.  Materiality........................................46

ARTICLE 5 - CONDUCT PENDING CLOSING..........................................46
            Section 5.1.  Operation of Business..............................46
            Section 5.2.  Access to Information/Employees....................46
            Section 5.3.  Reasonable Efforts.................................47
            Section 5.4.  Required Approvals, Etc............................47
            Section 5.5.  Exclusivity........................................47

ARTICLE 6 - CONDITIONS TO THE BUYER'S OBLIGATIONS............................48
            Section 6.1.  Due Diligence......................................48
            Section 6.2.  Representations....................................48
            Section 6.3.  Covenants..........................................48
            Section 6.4.  Closing Certificate................................48
            Section 6.5.  Ratification of Past Actions of Company............49
            Section 6.6.  Review of Schedules................................49
            Section 6.7.  Required Actions...................................49
            Section 6.8.  Certain Documents..................................49
            Section 6.9.  Opinion of the Sellers' Counsel....................50
            Section 6.10. Legal Matters......................................50
            Section 6.11. Delivery of the Shares.............................50
            Section 6.12. General Release....................................51
            Section 6.13. Material Adverse Change............................51
            Section 6.14. Related Party Advances.............................51
            Section 6.15. Legal Proceedings..................................51
            Section 6.16. Employment Agreements..............................51
            Section 6.17. Lease Agreement....................................52
            Section 6.18. Escrow Agreement...................................52
            Section 6.19. Closing Date.......................................52
            Section 6.20. Buyer Financing....................................52

ARTICLE 7 - CONDITIONS TO THE SELLERS' OBLIGATIONS...........................52
            Section 7.1.  Certain Documents..................................52
            Section 7.2.  Opinion of the Buyer's Counsel.....................53
            Section 7.3.  Legal Matters......................................53
            Section 7.4.  Payment for Shares.................................53
            Section 7.5.  Delivery of Promissory Notes.......................53
            Section 7.6.  Delivery of the Shares.............................53
            Section 7.7.  Legal Proceedings..................................53
            Section 7.8.  Employment Agreements..............................53
            Section 7.9.  Lease Agreement....................................54
            Section 7.10. Escrow Agreement...................................54

            Section 7.11. Representations and Warranties.....................54
            Section 7.12. Financing Commitment...............................54
            Section 7.13. Approval by Public Body............................54
            Section 7.14. Closing Date.......................................54
            Section 7.15. Required Actions...................................55
            Section 7.16. Representations....................................55
            Section 7.17. Covenants..........................................55
            Section 7.18. Closing Certificate................................55
            Section 7.19. Material Adverse Change............................55

ARTICLE 8 - CERTAIN TAX MATTERS..............................................56
            Section 8.1.  Tax Period Ending On or Before the Closing Date....56
            Section 8.2.   Tax Period Ending After the Closing Date;
              Retained Taxes.................................................56
            Section 8.3.  Section 338(h)(10) Election........................56
            Section 8.4.  Allocation of Purchase Price.......................57
            Section 8.5.  Cooperation on Tax Matters.........................57
            Section 8.6.  Amended Returns....................................58

ARTICLE 9 - POST-CLOSING COVENANTS...........................................59
            Section 9.1.  Further Assurances.................................59
            Section 9.2.  Noncompetition.....................................59
            Section 9.3.  Confidentiality....................................60
            Section 9.4.  Reasonable Restraint...............................60
            Section 9.5.  Damages............................................60
            Section 9.6.  Severability; Reformation..........................61
            Section 9.7.  Registration Rights................................61
                   (a)     Demand Rights.....................................61
                   (b)     Piggyback Rights..................................62
                   (c)     Expenses..........................................63

ARTICLE 10 - MISCELLANEOUS...................................................63
            Section 10.1.  Survival of Representations, Warranties and
              Covenants......................................................63
            Section 10.2.  Expenses..........................................64
            Section 10.3.  Governing Law.....................................64
            Section 10.4.  Notices...........................................64
            Section 10.5.  Jurisdiction; Agent for Service...................65
            Section 10.6.  Entire Agreement..................................65
            Section 10.7.  Binding Effect....................................66
            Section 10.8.  Amendments, Waivers...............................66
            Section 10.9.  Third Party Beneficiaries.........................66
            Section 10.10. Severability......................................66

            Section 10.11.  Counterparts.....................................66
            Section 10.12.  Confidentiality/Maintenance of Operations........67
            Section 10.13.  Termination......................................67
            Section 10.14.  Headings, Etc....................................67
            Section 10.15.  Schedules, Etc...................................67
            Section 10.16.  Construction of the Agreement....................68
            Section 10.17.  No Defense.......................................68
            Section 10.18.  Sellers' Representative..........................68
            Section 10.19.  Sales Amongst Sellers............................68

ARTICLE 11 - DEFINITIONS.....................................................68

                                LIST OF SCHEDULES
                                -----------------

Schedule 1.2(a)   ................................Stockholders / Stock Ownership
Schedule 1.2(b)   ............................................Income Projections
Schedule 1.6(b)  .....................................Retained Trade Liabilities
Schedule 2.4(c)  ...................................Required Consents of Company
Schedule 2.5(b)  .............................Articles of Incorporation / Bylaws
Schedule 2.9   .......................................Retained Lease Liabilities
Schedule 2.10(a)  .................................................Real Property
Schedule 2.10(b)  ...............................................Property Leases
Schedule 2.10(d)  ..................................................Encumbrances
Schedule 2.10(j)  ............................................Assessment Notices
Schedule 2.11(b)  ..............................Other Tangible Personal Property
Schedule 2.13  ................................................List of Personnel
Schedule 2.14  .........................................Labor Matters of Company
Schedule 2.15  ............................................Environmental Matters
Schedule 2.16  ..................................................Non-ERISA Plans
Schedule 2.17  ......................................................ERISA Plans
Schedule 2.19(a)  ............................................Product Warranties
Schedule 2.19(b)  ................................................Product Claims
Schedule 2.20  ............................................Litigation of Company
Schedule 2.21  ............................................Intellectual Property
Schedule 2.22  ...............................................Material Contracts
Schedule 2.23  ..............................................Conduct of Business
Schedule 2.24(a)  ............................................Income Tax Returns
Schedule 2.26  ........................................................Insurance
Schedule 2.27  ........................................................Customers
Schedule 2.28  ...................................................Corporate Name
Schedule 2.29  ........................................................Dividends
Schedule 2.31  ....................................Finders or Brokers of Company
Schedule 2.33  ....................................................Bank Accounts
Schedule 3.2(c)  .....................................Required Consents of Buyer
Schedule 3.4  ...............................................Litigation of Buyer
Schedule 3.5  .......................................Finders or Brokers of Buyer
Schedule 3.7  ..................................Options, Warrants, Etc. of Buyer
Schedule 8.4  ......................................Allocation of Purchase Price

    A copy of any schedule will be furnished to the Commission upon request.

                                    EXHIBITS
                                    --------

Exhibit A  .......................................Kirschner Employment Agreement

Exhibit B  .........................................Hubbell Employment Agreement

Exhibit C  .......................................Schomberg Employment Agreement

Exhibit D  ........................................Hellberg Employment Agreement

Exhibit E  ......................................................Lease Agreement

                            STOCK PURCHASE AGREEMENT
                            ------------------------


                  This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of August 6, 1999, among SI HANDLING SYSTEMS, INC, a Pennsylvania corporation (the "Buyer"), ERMANCO INCORPORATED, a Michigan corporation (the "Company") and the holders of all of the issued and outstanding capital stock of the Company (individually, a "Seller" and together "Sellers").

                                   WITNESSETH
                                   ----------

                  WHEREAS, the Buyer wishes to purchase from the Sellers, and the Sellers wish to sell to the Buyer, shares of Company Common Stock (the "Shares"), of the Company, which constitute all of the issued and outstanding capital stock of the Company.

                  WHEREAS, the Buyer, the Company and the Sellers are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith, all upon the terms and subject to the conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Company and the Sellers hereby agree as follows:

                                    ARTICLE 1
                            TERMS OF THE TRANSACTION
                  Section 1.1.  Sale and Purchase.

                  The Sellers, on the Closing Date, shall sell, transfer and assign to the Buyer by delivering, against payment therefor as provided in
Section 1.2(a), the Shares, free and clear of all Encumbrances, evidenced by certificates for the Shares in proper form for transfer by delivery or with duly executed stock powers attached thereto, together with funds for payment of all transfer Taxes imposed by Federal law or by the laws of the State of Michigan.

                  Section 1.2.  Purchase Price; Adjustments.

                                (a)     Purchase Price.  The purchase price for
the Shares shall be Twenty-two Million Dollars ($22,000,000), subject to adjustment as set forth in this Section 1.2 (the "Purchase Price"), which amount shall be paid to the Sellers against delivery on the Closing Date of the certificates representing the Shares as provided in Section 1.1, (i) in cash in the amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) in immediately available funds by wire transfer to an account with a bank designated by each Seller prior to the Closing; (ii) by delivery of Promissory Notes (as described in Section 1.2(b) below, the "Promissory Notes") issued by the



GV: #115336 v7 (2gzs07!.WPD)

Buyer in the aggregate principal amount of Three Million Dollars ($3,000,000); and (iii) by delivery of Buyer Common Stock having an aggregate value of Four Million Five Hundred Thousand Dollars ($4,500,000) based on the average closing price as reported in the Wall Street Journal of Buyer Common Stock for the five trading days immediately preceding the date of this Agreement. The Purchase Price, as adjusted, will be paid to the Sellers in proportion to their stock ownership as set forth in Schedule 1.2(a).

                                    (b)     Promissory Notes.  The Promissory
Notes shall have a term of seven (7) years and bear interest at an annual rate of (i) ten percent (10%) in years one through three, (ii) twelve percent (12%) in years four and five, and (iii) fourteen percent (14%) in years six and seven. Interest on the Promissory Notes shall be payable quarterly, in cash unless (A) by making such payment the Buyer will breach a covenant or otherwise go out of formula with one of its financial lending institutions, (B) extraordinary events render the Buyer unable to make such cash payment, or (C) the Company has generated less than eighty-five percent (85%) of the projected cash, as set forth in Schedule 1.2(b), in the fiscal quarter immediately preceding the date on which interest is due, in which event, payment of such quarterly interest payment may be made in stock of the Buyer upon approval of the Board of Directors of the Buyer and based upon the determination of the Board of Directors that the requirements for the payment of interest in cash set forth in this sentence have not been met. Any stock issued in payment of interest on the Promissory Notes shall be subject to a shelf registration statement filed with the Securities and Exchange Commission. The Promissory Notes may be prepaid at any time without penalty or premium. The Buyer shall have the right to reduce its obligations under the Promissory Notes by the amount of any liability of the Sellers to the Buyer under this Agreement or any of the Ancillary Documents. Any such reductions in the Buyer's obligations under the Promissory Notes shall be applied first to reduce the outstanding principal balance under the Promissory Notes. This right will in no way limit the Buyer's right to seek compensation, satisfaction, restitution, remuneration, and reparation from the Sellers in any other manner whatsoever.

                                    (c)     Adjustments on Closing Date.  On the
Closing Date, the Purchase Price shall be (i) increased or decreased, on a dollar for dollar basis, by the amount that the projected Net Working Capital as of the Effective Time on the Preliminary Closing Balance Sheet is greater than or less than Two Million Seven Hundred Thousand Dollars ($2,700,000) and (ii) decreased, on a dollar for dollar basis, in an amount equal to the amount, if any, by which the cash on the Preliminary Closing Balance Sheet is less than Three Hundred Thousand Dollars ($300,000). Any net upward adjustment pursuant to this Section shall be added to the Escrow Amount and held pursuant to the terms of the Escrow Agreement pending the determination of the actual Net Working Capital as of the Effective Time pursuant to Section 1.2(d); any net downward adjustment pursuant to this Section shall reduce the cash portion of the Purchase Price paid at Closing, subject to further adjustment pursuant to
Section 1.2(d) based on the definitive Closing Balance Sheet prepared in accordance with Section 1.2(d)(iii).

GV: #115336 v7 (2gzs07!.WPD)
                                       2

                                    (d)     Post-Closing Adjustments.

                                            (i)      Following the Closing, the
Purchase Price shall be further (i) increased or decreased, on a dollar for dollar basis, by the amount that the actual Net Working Capital on the Closing Balance Sheet, as determined pursuant to this Section 1.2(d), is greater than or less than Two Million Seven Hundred Thousand Dollars ($2,700,000) and (ii) decreased, on a dollar for dollar basis, in an amount equal to the amount, if any, by which the cash on the Closing Balance Sheet, as determined pursuant to this Section 1.2(d), is less than Three Hundred Thousand Dollars ($300,000); provided that any adjustments pursuant to this Section 1.2(d)(i) shall be net of any adjustments made on the Closing Date pursuant to Section 1.2(c).

                                            (ii)     (A)      Within sixty (60)
days following the Closing Date, Sellers shall deliver to Buyer and KPMG Peat Marwick ("Buyer's Accountant") (x) the audited Closing Balance Sheet prepared by Ernst & Young ("Sellers' Accountant") and (y) the information and/or documents reasonably requested by either Buyer or Buyers' Accountant in order to facilitate the completion of the Post-Closing Audit by Buyer's Accountant within the time period specified in Section 1.2(d)(ii)(B) hereof. The parties acknowledge and agree that (x) the value of inventory on the Closing Balance Sheet will be based upon the performance of a physical inventory as of the Effective Time to be performed jointly by representatives of Buyer and Sellers to begin within no more than one (1) business day following the Closing Date and to be completed within no more than five (5) business days following the Closing Date and (y) the aggregate of any tax liability of the Company arising as a result of the making of an election under Section 338(h)(10) of the Code for built-in gains tax under Section 1374 of the Code, the Michigan single business tax, and the California income tax will be an accrued on the Closing Balance Sheet as a current liability and the Company's "S corp deposit" with the IRS will be carried on the Closing Balance Sheet as a current asset.

                                                     (B)      Within forty-five
(45) days following Buyer's receipt of the information required to be provided by Sellers pursuant to Section 1.2(d)(ii)(A) hereof, Buyer shall cause Buyer's Accountant to complete an audit of the Company's books and records to determine the accuracy of the Closing Balance Sheet prepared by Sellers' Accountant (the "Post-Closing Audit"). Sellers shall cooperate with Buyer and Buyer's Accountant after the Closing Date in furnishing information, documents, evidence and other assistance to Buyer's Accountant to facilitate the completion of the Post-Closing Audit within the aforementioned time.

                                            (iii)   Upon   completion   of   the
Post-Closing Audit, Sellers' Accountant and Buyer's Accountant shall work together to prepare a definitive Closing Balance Sheet. In the event Sellers' Accountant and Buyer's Accountant are unable to agree on the Closing Balance Sheet, then they shall select an independent "Big 5" accounting firm that has not represented any of the parties within the preceding two (2) years to review the Company's books and records and to prepare the definitive Closing Balance Sheet. Sellers' Representative and Buyer shall confirm such independent accounting firm within three (3) days of its selection, unless there is an actual conflict of interest. The independent accounting firm shall be directed to consider those documents delivered to the independent accounting firm by or on behalf of either Sellers or Buyer. The determination of

GV: #115336 v7 (2gzs07!.WPD)
the Closing Balance Sheet by the independent accounting firm shall be final, binding and unappealable. The costs of the independent accounting firm shall be borne by the party (either Sellers as a group or Buyer) whose determination of the Net Working Capital as of the Effective Time, as presented to the independent accounting firm, was furthest from the determination of the independent accounting firm, or equally by Sellers as a group and Buyer in the event that the determination by the independent accounting firm is equidistant between those of Sellers and Buyer.

                                            (iv)     Based on the Closing
Balance Sheet determined in accordance with Section 1.2(d)(iii), the Purchase Price will be further adjusted in accordance with Section 1.2(d)(i). Any amount due and payable as a result of this Section 1.2(d) shall be paid promptly upon the determination of the definitive Closing Balance Sheet in accordance with
Section 1.2(d)(iii) and any amount held in the Escrow Account in connection therewith shall be released promptly.

                  Section 1.3.  Certain Expenses and Liabilities.

                  After the Closing, neither the Buyer nor the Company shall pay or be liable for any Liabilities of the Sellers or the Company whatsoever, whether known or unknown, actual or contingent, matured or unmatured, presently existing or arising in the future, relating to the following fees, expenses, Taxes or Liabilities incurred by the Sellers or the Company, all of which shall be borne and paid by the Sellers:

                                            (i)      any Sellers' Transaction
Fees in excess of the amount by which the cash on the Closing Balance Sheet exceeds Three Hundred Thousand Dollars ($300,000);

                                            (ii)    any Sellers' Brokerage Fees;

                                            (iii)  any   documentary   stamp  or
transfer Taxes, including without limitation real property transfer Taxes, or other similar charges, Taxes or expenses incurred by the Sellers or the Company or otherwise arising in connection with the sale of the Shares to the Buyer arising under Federal law or the laws of the State of Michigan; and

                                            (iv)     any income, capital gains
or other tax incurred by the Sellers or the Company as a result of the consummation of the transactions contemplated hereby, other than the aggregate of any tax liability in an amount less than Five Hundred Thousand Dollars
($500,000) arising as a result of the making of an election under Section 338(h)(10) of the Code for built-in gains tax under Section 1374 of the Code, the Michigan single business tax, and the California income tax.


GV: #115336 v7 (2gzs07!.WPD)
                                       4

                  Section 1.4.  The Closing.

                  The closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of the Buyer, 600 Kuebler Road, Easton, Pennsylvania at 10:00 AM, on September 30, 1999 or such other date and time as the parties may agree in writing (the date of the Closing is referred to as the "Closing Date"). Time is of the essence with respect to the Closing Date. The Closing shall be effective as of 11:59 p.m. on the Closing Date (the "Effective Time").

                  Section 1.5.  Escrow.

                  At or prior to the Closing, the Sellers and the Buyer shall enter into an escrow agreement (the "Escrow Agreement"), providing for the establishment of an escrow account (the "Escrow Account") to be administered by a commercial bank mutually acceptable to the Buyer and the Sellers as escrow agent (the "Escrow Agent"). At the Closing, Seven Hundred Fifty Thousand Dollars ($750,000) (the "Escrow Amount"), paid out of the cash portion of the Purchase Price, shall be deposited with the Escrow Agent. The Escrow Amount and any earnings thereon shall be held by the Escrow Agent in the Escrow Account, invested and distributed by the Escrow Agent in accordance with the provisions of the Escrow Agreement. The Escrow Amount including any earnings thereon shall be distributed in the following order of priority:

                                            (a)      First, to the Buyer in an
amount equal to any Post Closing Adjustment and any Liability of the Buyer for or against which the Sellers have indemnified the Buyer under this Agreement; provided that nothing contained in this Section 1.5 shall in any way limit the indemnification obligations of the Sellers to the Buyer to the full extent provided in this Agreement; and

                                            (b)      Second, upon the date
eighteen (18) months following the Closing, any funds remaining in the Escrow Account after the distributions described in Section 1.5(a) to the Sellers in accordance with the percentage set forth opposite the name of each Seller in
Schedule 1.2(a). Any costs incurred by the Buyer or the Escrow Agent in connection with the Escrow Account shall be borne by the Buyer.

                  Section 1.6.  Retained Assets and Retained Liabilities.

                                    (a)     Retained Assets.  Subject to the
terms set forth in this Agreement, at the Closing, the Company shall retain all of its assets (such assets and properties of the Company are collectively referred to hereinafter as the "Retained Assets"). The Retained Assets include, without limitation, all parcels of real property (including, without limitation, all rights of way, easements and other interests) owned by the Company, Inventories, Receivables, Contracts, Intellectual Property, Permits, vehicles, leases for real and personal property, leasehold improvements, security deposits, deposits for Taxes (including, without limitation, the "S corp deposit" with the IRS), prepaid rent, deferred debits relating to work performed for the Company on or prior to the Effective Time by independent contractors, customer lists, business and corporate

GV: #115336 v7 (2gzs07!.WPD)
books, goodwill, Post-Closing Receivables, office and manufacturing equipment and supplies (including, without limitation, computer equipment and software) and other tangible and intangible personal property of every kind and description that are used or intended for use in connection with the operation of the Company as a going concern.

                                    (b)     Retained Liabilities.  The Company
shall remain liable for, and shall pay and perform any Liability of the Company of any nature or type regardless of when accrued, except as set forth in Section
1.3 above, including, but not limited to: (i) any tax liability of the Company incurred through the Effective Time (the "Retained Taxes"), (ii) those ordinary course Liabilities listed on Schedule 1.6(b) attached hereto (the "Retained Trade Liabilities"); (iii) Liabilities incurred in connection with the leases listed on Schedule 2.9 (the "Retained Lease Liabilities"); (iv) Liabilities arising from express or implied product warranties applicable to products designed, manufactured or sold by Company (the "Retained Warranty Liabilities");
(v) Liabilities arising from the performance of any Contracts (the "Retained Contract Liabilities"); (vi) Liabilities arising from manufacturing operations, including, but not limited to, workers' compensation and environmental claims (the "Retained Operations Liabilities"); (vii) Liabilities arising from labor relations or the hiring, discipline, payment or discharge of hourly or salaried employees (the "Retained Employment Liabilities"); (viii) Liabilities incurred with respect to any pension, employment severance agreement, 401(k) or profit sharing plan, including, but not limited to, those liabilities arising as a result of this transaction or arising from changes made to such pension, employment severance agreement, 401(k) or profit sharing plan after the date of this transaction ("Retained Pension Liabilities"); and (ix) Liabilities relating to claims or product returns due to damage during shipment, minor product defects or product claims relating to shortages in connection with products sold by the Company (the "Retained Delivery Liabilities") (all such Liabilities of the Company collectively referred to herein as the "Retained Liabilities").

                  Section 1.7.  Preliminary Closing Balance Sheet.

                  Not less than three days prior to the Closing, the Sellers shall provide the Buyer with a projected balance sheet of the Company as of the Effective Time that has been compiled by the Company's independent auditors and is in accordance with GAAP (the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet will include the Retained Assets and Retained Liabilities, including a good faith estimate of the aggregate amount of current and deferred Retained Taxes and Retained Trade Liabilities.

                  Section 1.8.  Employment Agreements.

                                    (a)     On the Closing Date, Leon C.
Kirschner will enter into an Employment Agreement with the Buyer substantially in the form of Exhibit A attached hereto (the "Kirschner Employment Agreement"), which Employment Agreement shall supercede the Employment Severance Compensation Agreement, dated January 12, 1999, between Mr. Kirschner and the Company.


GV: #115336 v7 (2gzs07!.WPD)
                                        6

                                    (b)     On the Closing Date, Thomas C.
Hubbell will enter into an Employment Agreement with the Buyer substantially in the form of Exhibit B attached hereto (the "Hubbell Employment Agreement"), which Employment Agreement shall supercede the Employment Severance Compensation Agreement, dated January 12, 1999, between Mr. Hubbell and the Company.

                                    (c)     On the Closing Date, Lee F.
Schomberg will enter into an Employment Agreement with the Buyer substantially in the form of Exhibit C attached hereto (the "Schomberg Employment Agreement").

                                    (d)     On the Closing Date, Gordon A.
Hellberg will enter into an Employment Agreement with the Buyer substantially in the form of Exhibit D attached hereto (the "Hellberg Employment Agreement").

                                    (e)     On and after the Closing Date, all
officers, managers and senior technical associates of the Company shall continue to be retained as at will employees for a reasonable period of time at the compensation level and with benefits substantially similar to those shown on
Schedule 2.13, subject to the right of the Company to terminate any such employee for cause or in accordance with the Company's past practices in the event of a reduction in the Company's workload.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                         OF THE SELLERS AND THE COMPANY

         The Sellers and the Company, jointly and severally, represent and warrant to the Buyer as follows:

                  Section 2.1.  Power; Capacity and Authority.

                                    (a)     Each Seller has all requisite power
and legal capacity to execute and deliver this Agreement and all agreements, certificates, instruments or other documents to be executed and delivered in connection herewith (the "Ancillary Documents") to which such Seller is a party, to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents have been duly executed and delivered by the Sellers, constitute the valid and binding agreement of the Sellers and are enforceable against the Sellers in accordance with their terms.

                                    (b)     The Company has all requisite
corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents have been duly authorized, executed and
GV: #115336 v7 (2gzs07!.WPD)
                                       7
delivered by the Company, constitute the valid and binding agreement of the Company and are enforceable against the Company in accordance with their terms.

                  Section 2.2.  The Shares.

                  Each Seller is the beneficial and record owner of the number of Shares set forth opposite his or her name in Schedule 1.2(a). The Shares constitute all of the issued and outstanding capital stock of the Company. The Shares are held by the Sellers as record owner thereof, free and clear of all Encumbrances whatsoever (other than Encumbrances created by this Agreement). None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require him or her to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). None of the Sellers is a party to any voting agreement, voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company and none of the Shares are subject to any such restrictions.

                  Section 2.3.  Transfer of the Shares.

                  Upon the delivery of the share certificates for the Shares to the Buyer by the Sellers and payment for the Shares by the Buyer as provided for in Section 1.2(a) hereof, the Buyer will acquire good and marketable title to the Shares, free and clear of all Encumbrances whatsoever. On the Closing Date, all stock transfer (imposed by Federal law or the laws of the Commonwealth of Pennsylvania) or other Taxes and charges (other than income Taxes) that are required to be paid in connection with the sale and transfer of the Shares to the Buyer will have been paid in full by the Sellers and all laws imposing such Taxes or charges will have been complied with by the Sellers.

                  Section 2.4.  Conflicting Instruments; Consents.

                                    (a)     The execution and delivery by the
Sellers and the Company of this Agreement and the Ancillary Documents do not, and the consummation of the transactions contemplated hereby and thereby do not and will not, (i) violate any provision of the Articles of Incorporation or the By-laws of the Company, (ii) result in the creation of any Encumbrance upon the Shares or any of the properties or assets of the Company, (iii) conflict with or result in a breach of, create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, or give any third party the right to accelerate any obligation under, any Contract or Order which any Seller or the Company is a party or by which any Seller, the Shares, the Company, or any assets or properties of the Company, are bound or affected, unless such default is waived in writing by the entity declaring the default, or (iv) violate any Law or Permit to which the Company is subject.

                                    (b)     The execution and delivery by the
Sellers and the Company of this Agreement and the Ancillary Documents do not, and the consummation of the transactions contemplated hereby and thereby do not and will not, result in a violation of any Law or Order applicable to the Sellers or the Company or by which any of the property or assets of the Sellers or

GV: #115336 v7 (2gzs07!.WPD)
                                       8
the Company is bound. There is no pending or threatened Action before or by any court or other Governmental Authority, to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might affect the right of the Buyer to own the Shares or to operate the business of the Company. Neither the Sellers nor the Company is subject to any known governmental oversight which would serve to prevent this transaction.

                                    (c)     Except as set forth on Schedule
2.4(c), no authorization, approval, consent, exemption or other action by, or registration, declaration or filing with or notice to any court or other Governmental Authority or any other Person is required in connection with the execution, delivery, and performance of this Agreement and the Ancillary Documents by the Sellers or the Company or the consummation by the Sellers or the Company of the transactions contemplated hereby, including, without limitation, the transfer of the Shares to the Buyer.

                  Section 2.5.  Organization and Authority.

                                    (a)     The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Michigan and has full power and authority to own its assets and properties and to carry out its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification necessary.
                                    (b)     The Articles of Incorporation and
By-laws and all amendments thereto, and the minute books, stock ledgers and stock transfer records of the Company furnished to the Buyer for review are accurate and complete and are attached hereto as Schedule 2.5(b). Such Articles of Incorporation and Bylaws have not been amended or repealed and are in full force and effect on and as of the date of this Agreement. Such minute books contain the minutes of all meetings of the shareholders and the board of directors of the Company. Such stock ledgers and stock transfer records reflect all issuances and registrations of transfer of all shares of capital stock of the Company and the certificates representing all canceled shares of capital stock have been returned to the stock ledger.

                  Section 2.6.  Subsidiaries and Affiliates.

                  There is no entity with respect to which: (i) the Company beneficially owns, directly or indirectly, any outstanding stock or other ownership interests of such entity; (ii) the Company may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned, or (iii) the Company may be liable under any circumstances for the payment of additional amounts with respect to its interest, whether in the form of assessments, capital calls, installment payments, general partner liability or otherwise.

                  Section 2.7.  Capitalization.


GV: #115336 v7 (2gzs07!.WPD)
                                       9

                  The Company has an authorized capital consisting solely of 200,000 shares of common stock (the "Company Common Stock"), of which 72,350 shares are currently issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, were issued by the Company in compliance with all applicable Federal and state securities and "blue sky" Laws and were not issued and are not now in violation of or subject to any pre-emptive rights. There is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Company to sell or transfer any additional shares of its capital stock or any other securities convertible into or exercisable for or evidencing the right to subscribe for any shares of its capital stock.

                  Section 2.8.  Financial Statements.

                                    (a)     The Sellers (i) have furnished the
Buyer with copies of the financial statements of the Company for the fiscal year ended September 30, 1998, including a balance sheet at September 30, 1998 (the "Balance Sheet"), a statement of income and expenses, a statement of cash flow, and a statement of shareholders equity, and (ii) will furnish to the Buyer prior to the Closing copies of the Closing Balance Sheet and a statement of cash flow for the quarter ending September 30, 1999 showing all significant cash outlays during such quarter prepared by the Company's independent auditors (clauses (i) and (ii), collectively, the "Company Financial Statements").

                                    (b)     The Company Financial Statements:
(i) are true, correct and complete in all material respects and have been prepared in accordance with the books and records of the Company; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as noted in the Company Financial Statements; and (iii) present fairly the financial condition of the Company at such date, and the results of its operations for the fiscal period ended September 30, 1998 and as of the date of the Closing Balance Sheet.
                                    (c)     The Company (i) keeps books, records
and accounts that are true, correct and complete and, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory, if any, calculated in accordance with GAAP and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company or any employee, agent or shareholder of the Company directly or indirectly has made any payment of funds or commitment of the payment of funds of any such entity or received or retained any funds in violation of any applicable Law.

                  Section 2.9.  Retained Assets and Liabilities.

GV: #115336 v7 (2gzs07!.WPD)
                                       10

                  Schedule 2.9 sets forth a true and complete list of each Retained Asset and Retained Liability and there are no other assets or liabilities of the Company. Except with respect to the Intellectual Property which is covered by Section 2.21 below, the Company has good, marketable and valid title to, or a valid and enforceable leasehold interest in the Retained Assets, free and clear of all Encumbrances (except for liens for Taxes not yet due and payable). The Balance Sheet and the Closing Balance Sheet reflects, as of their respective dates, all tangible assets and properties, real or personal, utilized by the Company in the conduct of its business. The Company does not hold any assets or liabilities other than the Retained Assets and the Retained Liabilities. The Retained Assets include all properties, assets and rights necessary for the conduct of the business of the Company as now conducted or currently proposed to be conducted by the Board of Directors of the Company.

                  Section 2.10.  Real Property.

                                    (a)     Set forth on Schedule 2.10(a) is (i)
a complete list of all real property (the "Owned Property") that the Company owns, or in which the Company has legal or equitable title, and (ii) a description of each lease of real property under which the Company is a lessee, lessor, sublessee or sublessor, including without limitation the Premises (the
"Leased Property"). The Owned Property and the Leased Property sometimes collectively are referred to as the "Real Property." True and complete copies of all leases to which the Company is a party respecting any real property and all other instruments granting such leasehold interests, rights, options or other interests (the "Property Leases"), and of all deeds, title insurance policies, surveys, mortgages, agreements and other documents granting to the Company title to or an interest in or otherwise affecting any Real Property (the "Title Documents"), have been delivered to the Buyer.

                                    (b)     With respect to the Property Leases,
no breach or event of default on the part of any party to any of the Property Leases and no condition or event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default, have occurred and are continuing unremedied. All the Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. All rental and other payments due under each of the Property Leases have been duly paid in accordance with the terms of such Property Lease. Except as set forth in Schedule 2.10(b), the sale of the Shares pursuant to this Agreement does not require the consent of any party to any Property Lease.

                                    (c)     With respect to the Title Documents,
no breach or event of default on the part of the Company, no breach or event of default on the part of any other party thereto, and no event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default under any term, covenant or condition of such Title Documents, has occurred and is continuing unremedied that could materially adversely affect the business, business prospects, financial condition or results of operations of the Company.


GV: #115336 v7 (2gzs07!.WPD)
                                       11

                                    (d)     The Company has good, marketable and
indefeasible title in fee simple to the Owned Property and to all plants, buildings and improvements thereon, free and clear of any Encumbrances, except for those Encumbrances that are described on Schedule 2.10(d).

                                    (e)     The Owned Property and the buildings
and improvements thereon, and the operation or maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law (including but not limited to those relating to zoning, land division, building construction, parking, access, fire, health and safety) or (ii) violate any restrictive covenant or any provision of Federal, state, local or foreign Law. All building Permits and certificates of occupancy required for present and intended uses of the Owned Property or any part thereof have been obtained, and true and complete copies of all such building Permits, to the extent available, and certificates of occupancy have been provided to the Buyer.

                                    (f)     The buildings and improvements
constituting part of the Owned Property, including fixtures leased or owned by the Company, are in good operating condition and repair and have been maintained in a manner consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are suitable for their present and intended uses, and are structurally sound.

                                    (g)     The buildings and improvements
constituting part of the Owned Property currently have access to (i) public roads or valid easements over private streets or private property for ingress to and egress from such Owned Property, and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the present or intended use of such Owned Property.

                                    (h)     There are no easements or
encroachments or other facts or conditions affecting any of the Owned Property that would not be revealed by an accurate survey which would, individually or in the aggregate, (a) interfere in any respect with the use, occupancy or operation thereof as currently used, occupied and operated or (b) reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. None of the buildings and structures on the Owned Property encroaches upon the real property of another Person or upon the area of any easement affecting any of the Owned Property.

                                    (i)     The Company owes no money to any
architect, contractor, subcontractor or materialman for labor or materials performed, rendered or supplied to or in connection with any Owned Property. There is no work being done at or materials being supplied to any of the Owned Property at the date hereof other than routine maintenance projects having an aggregate cost through completion of not more than $5,000.

                                    (j)     Except as described on Schedule
2.10(j), since the last tax bill received prior to September 30, 1998, the Company has not received any notice, oral or written, of any increase or proposed increase in the assessed valuation of any parcel of the Owned Property.

GV: #115336 v7 (2gzs07!.WPD)
                                       12

                                    (k)     To the best of the Sellers' and the
Company's information, knowledge and belief, there is no pending or threatened condemnation, eminent domain or other similar proceedings with respect to, or that could affect, any Real Property.

                Section 2.11.  Inventories and Other Tangible Personal Property.

                                    (a)     Inventories.   The Inventories set
forth in the Company Financial Statements, if any, have been valued in accordance with GAAP applied consistently throughout the period covered. Physical adjustments since September 30, 1998, if any, have been correctly recorded in the ordinary course of business. The Inventories of the Company were acquired and have been maintained in the ordinary course of business and are usable or salable in the ordinary course of business of the Company at a value which is no less than the value at which such Inventories are carried by the Company. All such Inventories are located on the Real Property.

                                    (b)     Other Tangible Personal Property.
Schedule 2.11(b) hereto sets forth (i) a description and the location of each item of tangible personal property owned by the Company or in the possession of the Company with a value in excess of $2,000 and (ii) an identification and description of each material lease of personal property under which the Company is a lessee or lessor (the "Personal Property Leases"), copies of which have been made available to the Buyer. With respect to the foregoing personal property:

                                                     (A)      All such personal
property is in good working order (ordinary wear and tear excepted); is functioning in the manner and for the purpose for which it was intended and has been properly maintained; is in compliance with all Laws, including, without limitation, the rules and regulations promulgated under the Occupational Safety and Health Act of 1970, as amended; and, except for certain furniture, telephones, computers and miscellaneous office equipment having an aggregate value not in excess of $27,650 located in sales offices of the Company maintained in the homes of the regional sales managers, is located on the Real Property.

                                                     (B)      With respect to
the Personal Property Leases, no breach or event of default on the part of any party to any of the Personal Property Leases and no condition or event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default, have occurred and are continuing unremedied. All the Personal Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. All rental and other payments due under each of the Personal Property Leases have been duly paid in accordance with the terms of such Personal Property Lease. Except as set forth in Schedule 2.11(b), the sale of the Shares pursuant to this Agreement does not require the consent of any party to any Personal Property Lease; and

                                                     (C)      The Company has
good and marketable title to and is in possession of all items of tangible personal property owned or leased by the Company, free and clear of all Encumbrances whatsoever.


GV: #115336 v7 (2gzs07!.WPD)
                                       13

                  Section 2.12.  Receivables.

                  The Receivables constitute valid accounts receivable, have arisen in the ordinary course of business, and are fully collectible in their face amount within no more than ninety (90) days, are not subject to any valid set-off, defense or counterclaim, and are not in excess of ninety (90) days past their respective invoice date. No part of the Receivables is or will be contingent upon performance by the Company of any obligation or Contract, no Person has or will have any Encumbrance on such Receivables or any part thereof, and no agreements for deductions or discounts have been made or will be made with respect to any part of the Receivables.

                  Section 2.13.  Personnel.

                                    (a)     Set forth on Schedule 2.13 is a true
and complete list of:

                                            (i)      the name of each person
employed by the Company, the title or job classification of each such person and the current compensation or hourly rate of each such person, including all anticipated bonus, deferred compensation, commission, severance and other incentive payments, a description of all fringe benefits or prerequisites they receive or are entitled to receive, and whether or not such employee is absent for any reason such as layoff, leave of absence, or workers' compensation;

                                            (ii)     the name of each person,
if any, holding tax or other powers of attorney from the Company and a summary of the terms thereof; and

                                            (iii)  the  name  and  title  or job
description of each director and officer, and each other key employee, of the Company.

                                    (b)     Since September 30, 1998 there has
been no material change in the rate of total compensation for services rendered, including without limitation, bonuses, deferred compensation, commission, severance and other incentive payments, for any of the directors, officers and employees listed on Schedule 2.13, and the bonuses, deferred compensation, severance and other incentive payments established for the fiscal year ending September 30, 1999 were consistent with the past practices of the Company.

                                    (c)     No employee or former employee of
the Company is receiving or entitled to any postretirement compensation or benefits other than benefits to which he or she is entitled under the Pension Plans.

                                    (d)     The Company has not made any
representations or promises or otherwise created any expectation among employees respecting any severance benefits or payments from the Buyer or from the Company as a result of the consummation of transactions contemplated hereby.

GV: #115336 v7 (2gzs07!.WPD)
                                       14

                  Section 2.14.  Labor Matters.

                                    (a)     Except as described on Schedule
2.14, the Company is not a party to a collective bargaining agreement with any labor organization, or any other labor contracts or employment agreements applicable to its employees.

                                    (b)     Except as disclosed in Schedule
2.14, there is no Action
pending or, to the knowledge of the Company, threatened between the Company and any of its employees; there is no basis for any Action, grievance, or negotiation, of or by any employee of the Company, and no complaint or charge is pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any state or local agency; and the Company has complied, in respect of its employees, in all material respects with all applicable Laws of all Governmental Authorities, including without limitation workers' compensation laws, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964 ("Title VII"), the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act of 1935 ("NLRA"), the Occupational Safety and Health Act of 1970 ("OSHA"), the Vocational Rehabilitation Act of 1973 and the Immigration Act of 1986, as amended; during the previous five years there have been no strikes, slow downs, work stoppages, lockouts, union organizational campaigns or other employee relations disputes of any nature.

                                    (c)     The Sellers have furnished the Buyer
with copies of all claims,
complaints, reports or other documents concerning the Company or its employees made by or against the Company during the past five years including without limitation pursuant to workers' compensation laws, the Fair Labor Standards Act, Title VII, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, OSHA, NLRA, the Vocational Rehabilitation Act of 1973 or the Immigration Act of 1986, as amended; all amendments, supplements and written understandings relating to any collective bargaining agreement between the Company and any labor organization or other representative of its employees, and all employment, consulting, bonus, severance, or other compensation agreement of the Company which are attached hereto as Schedule 2.14.

                  Section 2.15.  Environmental Matters.

                                    (a)     Except as set forth in Schedule
2.15, neither the Sellers, the
Company, nor, to the best information, knowledge and belief of the Sellers and the Company, any current or prior owner or occupant of any Real Property has received any notice or other communication concerning or has any knowledge of
(A) any violation of Environmental Laws, or (B) any alleged Liability for environmental damages in connection with any Real Property. No Action or Order relating to the foregoing is outstanding. There is no pending or threatened Action, of which the Sellers or the Company has knowledge, relating to the ownership, use, maintenance or operation of any Real Property by the Sellers, the Company, or any of their or its Affiliates, or relating to any alleged violation of any applicable Environmental Laws or the presence of any Hazardous Materials thereon.

GV: #115336 v7 (2gzs07!.WPD)
                                       15

                                    (b)     For the purposes of this Agreement:

                                            (i)      "Hazardous Materials" means
any substance: (A) the
presence of which requires investigation or remediation under any Environmental Law; (B) that is or becomes defined as a "hazardous waste" or "hazardous substance" under any Environmental Law; (C) that is toxic, explosive, corrosive, reactive, ignitable, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Authority; (D) the presence of which on any Real Property causes or threatens to cause a nuisance upon any Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any Real Property; (E) the presence of which on adjacent properties could constitute a trespass by the Company or the Sellers; (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (G) that contains PCBs, asbestos or urea formaldehyde foam insulation.

                                            (ii)     "Environmental Laws" means
all applicable Laws,
Permits, Orders and similar items, now in effect, of all Governmental Authorities having jurisdiction and all covenants running with the land that relate to the existence, handling, manufacture, treatment, storage, use, generation, Release, discharge, refining or disposal of Hazardous Materials on, under, in or about the Real Property , including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901, et seq. ("RCRA"), the Oil Pollution Act of 1990, 33 U.S.C. ss.ss. 2701 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law.

                                            (iii)  "Release" means any spilling,
emitting, leaking, pumping, pouring, emptying, injecting, escaping, dumping, depositing, disposing, discharging, dispersing, leaching, emanating or migrating of any Hazardous Materials (including the abandoning or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) in, into, onto, or through the environment (including ambient air, surface water, groundwater, soils, land surface, subsurface strata, workplace or structure).

                                    (c)     To the best of their information,
knowledge and belief, the
Sellers and the Company  have  complied in all respects  with all  Environmental
Laws. Sellers are not aware, with respect to any Real Property, or properties adjacent to the Real Property, of any audit, inspection or investigation conducted by or on behalf of any third party or Governmental Authority with respect to: (a) any media, including groundwater, surface water, wastewater, soil, or air; or (b)

GV: #115336 v7 (2gzs07!.WPD)
                                       16
the storage, burial, Release, transportation, or disposal of any solid waste, special waste or Hazardous Substances. The Company has no formal or informal agreement of any kind with any third party or Governmental Authority, nor are the Sellers or the Company subject to any Actions or Orders relating to any environmental cleanup, investigation, audit, study or Liability.

                                    (d)     To the best information, knowledge
and belief of the Sellers and
the Company, the Real Property is in full compliance with all applicable Environmental Laws. To the best information, knowledge and belief of the Sellers and the Company, neither the Company, nor any third party, has engaged in the generation, use, manufacture, treatment, transportation, storage, disposal or Release of any Hazardous Substances on, in, under or around the Real Property, or on properties adjacent to the Real Property, in violation of applicable Environmental Laws and/or that could reasonably be expected to result in Losses to the Buyer.

                                    (e)     To the best information, knowledge
and belief of the Sellers and
the Company, the Company has secured and maintained compliance with all Permits required for the conduct of its business under Environmental Laws.

                                    (f)     Neither the Sellers nor the Company
is aware of any condition
or impending events that will substantially affect the Buyer's ability to comply with Environmental Laws following the Closing hereunder or to obtain and maintain in effect the Permits from any Governmental Authority which may be necessary to permit construction, modification or operation of the Real Property.

                                    (g)     The Company has not received any
written notice of and does
not have any knowledge of any soon to be issued notice of non-compliance with any applicable Environmental Laws or any other Laws relating to occupational health and safety.

                                    (h)     No site investigation or clean-up of
 any Real Property, nor any
consent of any Governmental Authority or other Person will be required pursuant to any Environmental Laws in connection with the execution, delivery or performance of this Agreement and the transactions contemplated hereby.

                                    (i)     No written notice, citation,
summons, complaint, Order or
written request for information pursuant to any Law has been received by the Company (including, without limitation, a CERCLA ss.104(e) Information Request or state equivalent, requesting information regarding the Company's potential involvement in a waste disposal facility), and no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to the Company, its business, the Retained Assets or the Real Property (other than those relating to any matter which has been fully and finally resolved by such Governmental Authority or other Person and the Company, and for which all appeals have been exhausted or are expired) regarding (i) any alleged violation by the Company of any Environmental Law, (ii) any alleged failure by the Company to have or comply with any Permit required under any Environmental Law, or (iii) any use, possession, Release, threatened Release,

GV: #115336 v7 (2gzs07!.WPD)
                                       17
storage, generation, manufacture, treatment, transportation, disposal or recycling by or on behalf of the Company of any Hazardous Material, including, without limitation, a written request for information or notification that the Company is a potentially responsible party under CERCLA or any other Environmental Law.

                                    (j)     There are no, and have not been
during the Company's
ownership or use of the Real Property any, aboveground or underground storage tanks on the Real Property.

                                    (k)     To the best information, knowledge
and belief of the Sellers and
the Company, there are no environmental, health or safety hazards present on the Real Property, including, without limitation, those relating to PCBs, asbestos, radon gas, harmful radioactive material or other Hazardous Materials. No Hazardous Materials have migrated, traveled or otherwise moved via the soil, air or groundwater from the Real Property to properties adjacent to the Real Property.

                                    (l)     The Sellers have furnished the Buyer
 with true and complete
copies of all claims, complaints, reports or other documents in the files of the Sellers or the Company concerning the Sellers or the Company made by or against the Sellers or the Company during the past five years pursuant to Environmental Laws, which are attached hereto as Schedule 2.15.

                  Section 2.16.  Non-ERISA Plans.

                                    (a)     Set forth on Schedule 2.16 is a
complete list of each current
employment contract and consulting agreement entered into by the Company, or by which the Company is bound, and each deferred compensation, bonus, incentive compensation, restricted stock, stock option, employee stock purchase, savings, severance or termination pay agreement or plan and any other employee benefit plan, agreement, arrangement or commitment, whether formal or informal, not required to be listed on Schedule 2.16, maintained, entered into or contributed to by the Company for the benefit of any current or former director, officer or employee of the Company (the "Non-ERISA Plans"). The Sellers have delivered to the Buyer true and correct copies of each Non-ERISA Plan listed on Schedule 2.16, which are attached hereto as part of Schedule 2.16.

                                    (b)     Each Non-ERISA Plan is legally valid
 and binding and in full
force and effect, and benefits under the Non-ERISA Plans are as represented in such plan documents. The following information is set forth on Schedule 2.16 with respect to each Non-ERISA Plan: (i) the amount of the contribution by the Company to such Non-ERISA Plan for each of the past three fiscal years and the plan year in which the Closing Date occurs; (ii) the amount of any liability of the Company for payments or contributions past due with respect to such Non-ERISA Plan as of the last day of its most recent plan year and as of the end of any subsequent month ending prior to the Closing Date, and the date any such amounts were paid; (iii) any contribution to such Non-ERISA Plan in a form other than cash; and (iv) whether such Non-ERISA Plan has been terminated. Except as set forth on Schedule 2.16, the Company has no obligation or liability with respect to any Non-ERISA

GV: #115336 v7 (2gzs07!.WPD)
                                       18

Plan, including without limitation under any collective bargaining agreement to which the Company is a party or by which it is bound.

                                    (c)     The Company is not in default under
any Non-ERISA Plan
listed on Schedule 2.16; no benefit under any Non-ERISA Plan has been increased subsequent to the date as of which documents have been provided to the Buyer; and the Company has no plan, arrangement or commitment, whether legally binding or not, to create any additional ERISA Plan (as defined in Section 2.17) or Non-ERISA Plan that would affect any current or former employee of the Company. There is no action, suit or claim, other than routine claims for benefits, pending or threatened with respect to any Non-ERISA Plan or the fiduciaries thereof, or against the assets of any Non-ERISA Plan or the Company.

                                    (d)     Neither Company nor any related
employer has contributed to
a non-conforming group health plan (as that term is defined in Section 5000(c) of the Code) or incurred any tax liability under Section 5000(a) of the Code.

                  Section 2.17.  ERISA Plans.

                                    (a)     Set forth on Schedule 2.17 is a
complete list of each employee
pension benefit plan (the "Pension Plans") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") and each employee welfare benefit plan (the "Welfare Plans" and, together with the Pension Plans, collectively referred to as the "ERISA Plans") as defined in Section 3(l) of ERISA established, maintained or contributed to by the Company or any ERISA Affiliate. As used herein, the term "ERISA Affiliate" means a corporation which is a member of a controlled group of corporations with the Company within the meaning of Section 4.14(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with the Company within the meaning of Section 414(c) of the Code, or a member of an affiliated service group with the Company within the meaning of
Section 414(m) or Section 414(o) of the Code. Each ERISA Plan listed on Schedule
2.17 is correctly categorized as either a Pension Plan or a Welfare Plan.

                                    (b)     The Sellers have delivered to the
Buyer true and correct copies
of the following, each of which is attached hereto as part of Schedule 2.17:

                                            (i)      each ERISA Plan listed on
Schedule 2.17 and all
amendments thereto;

                                            (ii)     each trust agreement and
annuity contract (or any other funding instrument) pertaining to any of the ERISA Plans, including all amendments to such documents;


GV: #115336 v7 (2gzs07!.WPD)
                                       19

                                            (iii) the most recent  determination
letter issued by the IRS
with respect to each of the Pension Plans and recognition of exemption from Federal income taxation under Section 501 (a) of the Code of each funded Welfare Plan and, to the extent that an application is pending with the IRS, copies of such applications have been provided to the Buyer;

                                            (iv)     the three most recent
actuarial valuation reports for each ERISA Plan for which an actuarial valuation report is required to be prepared; and

                                            (v)      the two most recent Annual
Reports (IRS Forms 5500
series), including Schedules A and B and plan audits, if applicable, required to be filed with respect to each ERISA Plan.

                                    (c)     No reportable event as defined in
Section 4043(c) of ERISA,
whether or not the reporting requirement with respect thereto has been waived by the Pension Benefit Guaranty Corporation (the "PBGC"), has occurred or is continuing with respect to any Pension Plan. No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Pension Plan.

                                    (d)     None of the Company or any ERISA
Affiliate is now, or ever has been, a contributing employer to a Multiemployer Plan (as defined in Section 3(37) of ERISA).

                                    (e)     None of the Company or any ERISA
Affiliate has: (i) ceased
operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; (iii) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which such entity made (or was obligated to make) contributions;
(iv) incurred or caused to occur a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or Section 4208 of ERISA); or (v) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                                    (f)     No notice of intent to terminate a
Pension Plan has been distributed or filed nor has any Pension Plan been terminated pursuant to the provisions of Section 4041 of ERISA.

                                    (g)     The PBGC has not instituted
proceedings to terminate (or
appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists that might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan.

                                    (h)     There is no action, suit or claim
pending (other than routine claims for benefits) or that reasonably could be expected to be asserted against any ERISA Plan or

GV: #115336 v7 (2gzs07!.WPD)
                                       20
the assets of any ERISA Plan. No civil or criminal action brought pursuant to the provisions of Title 1, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary of any ERISA Plan. None of the ERISA Plans or any fiduciary thereof has been the direct or indirect subject of an audit investigation or examination by any governmental or quasigovernmental agency.

                                    (i)     To the best information, knowledge
and belief of the Sellers and
the Company, all of the ERISA Plans currently comply, and have complied in the past, both as to form and operation, with the terms of such ERISA Plans and with the applicable provisions of ERISA, the Code and other applicable Federal laws. All necessary governmental approvals for the ERISA Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of the Pension Plans and of each amendment thereto has been made by the IRS and a recognition of exemption from Federal income taxation under
Section 501 (a) of the Code of each of the funded Welfare Plans, if any, has been made by the IRS. Nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification or exemption.

                                    (j)     Each party in interest described in
section 3(14)(A) and (B) of
ERISA has complied, and the Company will not knowingly permit at any time through the Effective Time any such party in interest to fail to comply, with all material requirements of ERISA.

                                    (k)     The Company has caused to be filed
on a timely basis each and
every return, report and notice required to be furnished to any governmental agency or to any plan participant or beneficiary with respect to each employee benefit plan sponsored or maintained by the Company. The Company shall deliver to Buyer at closing all records as are requested by Buyer.

                                    (l)     The Company is neither a "Signatory
Operator" (as that term
is defined in Code section 9701(c)(1)) or a "Related Person" (as that term is used in Code section Code 9701(c)(2)) with respect to any Signatory Operator.

                                    (m)     To the best information, knowledge
and belief of the Sellers and
the Company, each Welfare Plan, each Pension Plan and each employee benefit arrangement which otherwise provides benefits or compensation for services to any employee, his dependents or beneficiaries has been maintained and administered at all times in full compliance with applicable state and federal law, including without limitation the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, and the Health Insurance Portability and Accountability Act of 1996.

                                    (n)     There does not exist any lien under
Section 412(n) of the Code
upon any property belonging to Company, any subsidiary or any entity which is a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) of which the Company is a member.


GV: #115336 v7 (2gzs07!.WPD)
                                       21

                                    (o)     With respect to each Pension Plan,
including any Plan that is frozen, terminated or partially terminated:

                                            (i)      there is no accumulated
funding deficiency, as defined in section 302(a)(2) of ERISA or section 412 of the Code;

                                            (ii)     there has not been issued
a waiver of the minimum funding standard under section 412 of the Code;

                                            (iii) there is no liability  for tax
imposed by section 4971 of the Code;

                                            (iv)     the contribution and
benefit limitations of section 415 of the Code have not been exceeded;

                                            (v)      there is no unfulfilled
obligation to contribute;

                                            (vi)     there has been received a
favorable determination from
the IRS issued under Rev Proc 93-39 which considered the amendments required by the Tax Reform Act of 1986 with respect to the qualified status of the Plan under section 401(a) of the Code;

                                            (vii)  the  IRS has  not  revoked  a
prior favorable determination of the Plan's qualified status or issued technical advice regarding the Plan's qualified status; and

                                            (viii)   to the best information,
knowledge and belief of the Sellers and the Company, no event has occurred in the operation or administration of the Plan which could form a basis for revocation of the Plan's qualified status by the IRS.

                  Section 2.18.  Compliance with Law.

                  The Company has complied in all material respects with all applicable Laws of all Governmental Authorities and all national and international self-regulatory bodies and authorities in respect of its shareholders or employees or in respect of the conduct of its business and ownership of its properties. Neither the Sellers nor the Company has received any notification of any asserted present or past failure by the Company to comply with any such Law. None of the products of the Company as currently produced, including those that are part of the Inventories, are in violation of any Law as of the Closing Date.

                  Section 2.19.  Product Warranties and Product Claims.

                                    (a)     Except as described on Schedule
2.19(a), the Company has not
made any oral or written warranties in connection with the sale of the products, and there is no Action pending, threatened or, to the best of the Sellers' and the Company's knowledge, anticipated

GV: #115336 v7 (2gzs07!.WPD)
                                       22
against the Company that relate to any products sold by the Company, including, without limitation, claims in respect of the quality of or defects in such products, and the Company is not aware of any grounds therefor.

                                    (b)     Schedule 2.19(b) sets forth an
accurate summary of all returns
of defective products from and after January 1, 1994, and all credits, allowances and payments made under any applicable warranty to customers for defective products during such period. The Sellers have not been required to pay direct, incidental or consequential damages to any person or entity in connection with any of such products.

                  Section 2.20.  Litigation.

                                    (a)     Except as set forth in Schedule
2.20, there is no Action pending
or threatened against or affecting the Company, or the assets, properties, business or business prospects of the Company, at law or in equity, or before or by any arbitrator or any Court or other Governmental Authority, and neither any Seller nor any officer of the Company knows of any basis for any of the foregoing. Except as set forth in Schedule 2.20, the Company has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its assets, properties, business or business prospects. No Seller has received any opinion or memorandum or legal advice or notice from legal counsel to the effect that he or she is exposed, from a legal standpoint, to any liability or disadvantage that may be material in respect of the Shares. The Company is not in default with respect to any Order known to or served upon the Company of or by any arbitrator or any court or other Governmental Authority. There is no pending Action brought by the Company against others.

                                    (b)     There is no Action pending or
threatened, at law or in equity,
or before or by any arbitrator or any court or other Governmental Authority relating to or involving the transactions contemplated by this Agreement or which would or may affect the transactions contemplated by this Agreement.

                  Section 2.21.  Intellectual Property.

                                    (a)     Set forth on Schedule 2.21 is a list
and brief description or identification of (i) all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names (including all rights in and to the name "Ermanco" and any names similar thereto or variations or deviations thereof), copyrights, licenses, designs, art work, designs-in-progress, formulations, prototypes, inventions and trade styles licensed to, used by, owned by or registered in the name of the Company, or in which the Company has any rights, and (ii) all technical proprietary and business confidential information including, without limitation, research data, market reports, distribution methods, customer lists, trade secrets, and other proprietary and intellectual property owned, controlled, created, used or licensed by or on behalf of the Company that are not within the general knowledge of the industry. The Company does not

GV: #115336 v7 (2gzs07!.WPD)
                                       23
license any of the Intellectual Property to any Person. The Company owns or possesses adequate licenses or other rights to use all Intellectual Property free and clear of all Encumbrances, and, except as set forth on Schedule 2.21, no royalties, fees or other payments are payable by the Company to anyone for use of the Intellectual Property. All Contracts pursuant to which the Company has any license or right to use any Intellectual Property are identified on
Schedule 2.21. No use by the Company of any Intellectual Property licensed to it violates the terms of any Contract pursuant to which it is licensed. No claim is pending or threatened to the effect that (i) the present or past operations of the Company or the manufacture, use, or sale by the Company of its products, or any component or part thereof violate, infringe upon or conflict with the asserted rights of any other person in respect of any Intellectual Property, including without limitation, claims under any United States or foreign patent or patent application owned or held by any third party, or (ii) any Intellectual Property is invalid or unenforceable, nor is the Company or any Seller aware of any unasserted claim the assertion of which is probable. No Contract with any party exists that would impede or prevent the assignment to the Buyer of the entire right, title and interest of the Company in and to any Intellectual Property. The Company requires no additional Intellectual Property in order to conduct its business in the manner presently conducted.

                                    (b)     Set forth on Schedule 2.21 is a
list and description of all computer software, source code and magnetic media licensed to, used by or owned by the Company, including a list of the computer systems on which such software may be used without modification or translation. The use by the Company of all such computer software is in compliance in all material respects with the applicable license agreements covering such computer software and does not violate the proprietary rights of any person in such computer software.

                  Section 2.22.  Material Contracts.

                                    (a)     Except as set forth on Schedule
2.22, the Company is not a party to any written or oral:

                                            (i)      Contract not made in the
ordinary course of business, other than this Agreement;

                                            (ii)     consulting Contract or
Contract for the employment of
any officer, employee or other person on a full-time, part-time or consulting basis except for accrued vacation pay, in each case not to exceed the value of vacation pay accrued in one year;

                                            (iii) collective bargaining or labor
agreement with any labor
union or similar Contract;

                                            (iv)     bonus, pension, profit-
sharing, retirement, stock purchase, stock option, deferred compensation, incentive compensation, hospitalization, insurance or similar plan or Contract providing for employee benefits;


GV: #115336 v7 (2gzs07!.WPD)
                                       24

                                            (v)      Contract relating to the
lease of any property, real or personal, whether as lessor or lessee;

                                            (vi)     Contract for the purchase
or sale of real property or capital or fixed assets;

                                            (vii)  Contract  for the purchase of
materials, supplies, goods, services, equipment or other assets, other than Inventories in the ordinary course of business;

                                            (viii)  Contract  not  made  in  the
ordinary course of business for the sale of goods or the performance of services for or by the Company;

                                            (ix)     insurance Contract;

                                            (x)      Contract continuing for a
period of more than three months from its date that is not terminable upon notice of 30 days or less without cost or Liability to the Company or any successor thereof;

                                            (xi)     manufacturers' or sales
representative, distributorship, agency, dealer, marketing, advertising or similar Contract;
                                            (xii)      agreement,      mortgage,
indenture, loan or credit agreement, security agreement or similar Contract relating to the borrowing or lending of money or extension of credit or providing for the deferred purchase of property or the mortgaging or pledging of, or otherwise placing an Encumbrance on, any assets or properties of the Company;

                                            (xiii)  option,  warrant  or similar
Contract for the purchase of any debt or equity security of any Person, or for the issuance of any debt or equity security, or the conversion of any obligation, instrument or security into debt or equity securities, of the Company;

                                            (xiv)    guaranty or indemnity of or
with respect to any obligation for borrowed money or otherwise, excluding endorsements made for collection;

                                            (xv)     settlement agreement of any
administrative or judicial proceedings within the past five years;

                                            (xvi) option, license,  franchise or
similar Contract;


                                            (xvii)  Contract  for   partnership,
joint  venture,   strategic   alliance,   joint  development  or  other  similar
arrangements;

GV: #115336 v7 (2gzs07!.WPD)
                                       25

                                            (xviii)  Contract  that  limits  the
freedom of the Company to (A) compete in any hire of business or with any Person or in any geographic territory or (B) own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Retained Asset, or which would limit the freedom of the Buyer to do so after the Closing; or

                                            (xix)    secrecy, confidentiality,
non-disclosure or similar Contract.

                                    (b)     The Sellers have furnished the Buyer
 with a true and complete
copy of all written contracts, obligations or commitments set forth on Schedule 2.22, and with accurate descriptions of all oral contracts, obligations or commitments set forth on Schedule 2.22.

                                    (c)     With respect to the Contracts, no
breach or event of default on
the part of any party to any of the Contracts and no condition or event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default, have occurred and are continuing unremedied. All the Contracts are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. All payments due under each of the Contracts have been duly paid in accordance with the terms of such Contract. Except as set forth in Schedule 2.22, the sale of the Shares pursuant to this Agreement does not require the consent of any party to any Contract.

                  Section 2.23.  Conduct of Business.

                  Except as set forth on Schedule 2.23, since the date of the Balance Sheet, the Sellers have preserved and caused the Company to preserve the business organization of the Company intact, has kept and caused the Company to keep available to the Company the services of all current officers and employees and has preserved and caused the Company to preserve the goodwill of the suppliers, customers, employees and others having business relations with the Company. Since the date of the Balance Sheet the Company has conducted its business in the ordinary course, has maintained its assets and properties in at least as good order and condition as existed on the date of the Balance Sheet and as is necessary to continue to conduct its business and has not:

                                    (a)     incurred or discharged, in whole or
in part, any Liability or entered into any other transaction, except in the ordinary course of business or in connection with the performance of this Agreement;

                                    (b)     discharged or satisfied any
Encumbrance, or paid or satisfied any Liability, other than Liabilities reflected on the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business;

                                    (c)     created or permitted to arise any
Encumbrance upon any assets of the Company or increased the amount of any Liability outstanding under any loan agreement, mortgage, equipment lease, or similar borrowing arrangement or Contract;

GV: #115336 v7 (2gzs07!.WPD)
                                       26

                                    (d)     increased or established any reserve
for Taxes or other
Liabilities on its books or otherwise provided therefor, except for Taxes or other Liabilities relating to the operations of the Company since the date of the Balance Sheet;

                                    (e)     mortgaged, pledged or subjected to
any Encumbrance any of the assets or properties of the Company;

                                    (f)     sold, leased, encumbered, assigned,
transferred or otherwise
disposed of any asset, property or business or canceled, released, compromised, modified or waived any debt, claim or right, except in the ordinary course of business;

                                    (g)     sold, assigned, transferred,
permitted to lapse or granted any license or sublicense of any right with respect to Intellectual Property or permitted the use of its corporate name by any person;

                                    (h)     granted any increase in the
compensation (including pursuant to any bonus, pension or other employee benefit plan) payable or to become payable to, or made any advance or loan to, any officer, director, consultant, employee or agent of the Company other than increases granted in annual reviews, or advances or loans made, in accordance with past practice and other than entry into employment severance agreements with Leon Kirschner and Thomas Hubell as set forth in Schedule 2.23;

                                    (i)     purchased or leased any assets
(other than Inventories in the
ordinary course of business) made or authorized any capital expenditure or lease for additions or improvements to plant and equipment of the Company in excess of $5,000 in the aggregate except as may have been necessary for ordinary repair, maintenance and replacement;

                                    (j)     made any loan to any shareholder or
any relative or affiliate of
any shareholder, or declared, set aside or paid to any shareholder any dividend or other distribution in respect of its capital stock, or redeemed or purchased any of its capital stock, or agreed to take any such action;

                                    (k)     transferred any asset or paid any
commission, salary or bonus
to any shareholder or any relative or Affiliate of any shareholder other than the payment of wages or salaries to employees in the ordinary course of business and as disclosed on Schedule 2.23 or paid any rent, commission or fee to any shareholder or any relative or affiliate of any shareholder other than as disclosed on Schedule 2.23 in the amounts shown thereon;

                                    (l)     entered into or agreed to enter into
 any transaction with or for
the benefit of any shareholder or any relative or Affiliate of any shareholder other than the transactions contemplated by this Agreement or as disclosed in
Schedule 2.23;


GV: #115336 v7 (2gzs07!.WPD)
                                       27

                                    (m)     issued, sold or transferred, or
agreed to issue, sell or transfer,
any capital stock, bond, debenture or other debt or equity security of the Company or granted any Options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) of any of its capital stock;

                                    (n)     experienced any damage, destruction
or loss (whether or not covered by insurance) adversely affecting the assets, properties, business or business prospects of the Company;

                                    (o)     experienced any material adverse
change in the assets, properties, business, business prospects, operations, condition (financial or otherwise), Liabilities of the Company;

                                    (p)     altered the manner of keeping the
Company's books, accounts or records or the accounting practices reflected therein;

                                    (q)     changed the nature of customer
contacts, licensing arrangements or billing practices, except in the ordinary course of business or failed to pay or discharge when due any liability of which the failure to pay or discharge has caused or will cause any material damage or risk of loss to the Company or any of its assets or properties;

                                    (r)     revalued, upward or downward, the
value of any Inventories
(including, without limitation, downward revaluation by reason of shrinkage or markdowns or revaluation resulting from the application of the "lower of cost or market" methodology);

                                    (s)     made or authorized any amendment to
its Articles of Incorporation or By-laws except as may be necessary to carry out this Agreement or as required by Law;

                                    (t)     made any changes in its senior
management;

                                    (u)     made any capital investment in,
made any acquisition of securities or assets of, made any loan to, merged or consolidated with, or acquired or agreed to acquire or be acquired by, any other Person;

                                    (v)     adopted, terminated, amended,
modified, extended, or
otherwise changed any Non-ERISA Plan or ERISA Plan, or made, caused to be made, or agreed to make any contribution, award or payment under any Non-ERISA Plan or ERISA Plan, except at the time and to the extent required by the written terms thereof and except for the elective profit sharing contributions and 401(k) payments as disclosed in the Schedules;

                                    (w)     ceased doing business with or
modified, amended, altered or otherwise changed any credit arrangement, payment terms, or discount programs with any supplier

GV: #115336 v7 (2gzs07!.WPD)
                                       28
or with any customer that represented more than five percent (5%) of the Company's sales in any of the last three (3) fiscal years;

                                    (x)     made or pledged to make any
political or charitable contribution;

                                    (y)     made any payments to its Affiliates,
or received any advances from its Affiliates, except to the extent of payments or advances made in the ordinary course of Sellers' business and on terms no less favorable to Sellers than those that would result from arm's length negotiations with unrelated third parties;

                                    (z)     agreed, so as to be legally bound,
whether in writing or  otherwise,  to take any of the  actions set forth in this
Section 2.23, and not otherwise permitted by this Agreement; or

                                    (aa)    entered into or engaged in any other
material course of conduct, occurrence, event, incident, action, failure to act, or transaction other than in the ordinary course of business.

                  Section 2.24.  Tax Matters.

                                    (a)     The Company in a timely manner has
filed all returns and other
reports required of it under all Federal, state, local and foreign tax Laws to which it is subject. All such returns and reports are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable Federal, state, local or foreign tax Laws. The Company has paid in full or set up an adequate reserve in respect of all Taxes for the periods covered by such returns, as well as all other Taxes, penalties, interest, fines, deficiencies, assessments and governmental charges that have become due or payable, including without limitation all Taxes that the Company is obligated to withhold from amounts paid or payable to or benefits conferred upon employees, creditors and third parties. The Company has no tax Liability for which an adequate tax reserve has not been established on the Balance Sheet and, when prepared, the Closing Balance Sheet, whether or not disputed, including any interest and penalty in connection therewith, for all periods ending on or prior to the date of the Balance Sheet and the Closing Balance Sheet, respectively.

                                    (b)     Set forth on Schedule 2.24(b), and
attached thereto as part
thereof, is a complete list of income and other Tax Returns filed by the Company pursuant to the Laws of any Federal, state, local or foreign tax authority that have been examined or audited by the IRS or other appropriate authority during the preceding ten years, and a list of all adjustments resulting from each such examination or audit. All deficiencies proposed as a result of such examinations or audits have been paid or finally settled and no issue has been raised in any such examination or audit that, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined or audited. The results of any

GV: #115336 v7 (2gzs07!.WPD)
                                       29
settlement and the necessary adjustments resulting therefrom properly are reflected in the Balance Sheet and, when prepared, the Closing Balance Sheet. To the best of the Sellers' and Company's information, knowledge and belief, there are no grounds for any further tax Liability with respect to the years that have not been examined or audited. There is no outstanding agreement or waiver made by or on behalf of the Company for the extension of time for any applicable statute of limitations, and the Company has not requested any extension of time in which to file any Tax Return.

                                    (c)     Except for Taxes for the payment of
which an adequate reserve
has been established on the Balance Sheet and, when prepared, the Closing Balance Sheet, and for property Taxes that are not delinquent, there is no lien for Taxes, whether imposed by any Federal, state, local or foreign taxing authority, outstanding against any of the assets or properties of the Company.

                                    (d)     None of the Sellers is a "foreign
person" as that term is used
in ss.1.1445-2 of the United States Treasury Regulations promulgated under the Code. The Company is not a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in ss.1.897- 2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

                                    (e)     The Company has not executed any
closing agreement pursuant
to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law.

                                    (f)     None of the assets owned by the
Company is property that is
required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Code, as in effect immediately prior to the Tax Reform Act of 1986 or is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                                    (g)     The Company is not a party to a tax
sharing agreement or similar arrangement.

                                    (h)     The Company has not filed a consent
pursuant to Section 341(f)
of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

                                    (i)     The Company has not agreed and is
not required to make any
adjustments pursuant to Section 481(a) of the Code or any similar provision of state or local law by reason of a change in accounting method initiated by it and it has no knowledge that the IRS has proposed any adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or the assets of the Company.


GV: #115336 v7 (2gzs07!.WPD)
                                       30

                                    (j)     The Company has been a validly
electing "S corporation" within
the meaning of Section 1361 of the Code at all times since October 1, 1994, and the Company will be an S corporation up to and including the Closing Date, except as the Company's S corporation status is affected by the consummation of the transactions contemplated herein.

                                    (k)     The Company will not be subject to
any aggregate tax liability
in excess of Five Hundred Thousand Dollars ($500,000) as a result of the making of an election under Section 338(h)(10) of the Code for the built-in gains tax under Section 1374 of the Code, the Michigan single business tax, and the California income tax.

                                    (l)     Except prior to its S corporation
election on October 1, 1994,
when the Company was consolidated with CFI, an Ermanco Company, the Company has never been a member of a "consolidated group" as defined in Section 1.1502-1(h) of the Treasury Regulations.

                                    (m)     The execution of and performance of
the transactions
contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in any payment, acceleration, vesting or increase in benefits with respect to any employee or former employee of the Company. Moreover, the execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) cause the Company to make or become obligated to make any "excess parachute payment" (as that term is defined in under Section 280G(b)(1) of the Code).

                  As used in this Agreement, the term "Tax Return" includes any material report statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes. As used in this Agreement, the term "Taxes" means any Federal, state, local and foreign income or gross receipts tax, alternative or add-on minimum tax, sales and use tax, customs duty and any other tax, charge, fee, levy or other assessment including without limitation capital stock, capital gains, net worth, property, transfer, occupation, service, license, payroll, franchise, excise, withholding, ad valorem, severance, stamp, premium, windfall profit, value added, disability, social security, unemployment, employment, rent or other tax, governmental fee or like assessment or charge of any kind whatsoever, together with any interest, fine or penalty thereon, addition to tax, additional amount, deficiency, assessment or governmental charge imposed by any Federal, state, local or foreign taxing authority.

                  Section 2.25.  Absence of Undisclosed Liabilities.

                  Except as disclosed in this Agreement and in the attached Schedules, the Company has no Liabilities, other than (a) Liabilities reflected in the Balance Sheet and (b) Liabilities, none of which individually or in the aggregate is material to the assets, properties, business or business prospects of the Company, incurred in the ordinary course of business of the Company subsequent to the date of the Balance Sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law).

GV: #115336 v7 (2gzs07!.WPD)
                                       31

                  Section 2.26.  Insurance.

                  Set forth on Schedule 2.26 is a complete list and description of all policies of insurance, disclosing in each case the risk covered, the effective date, the policy number, the insurer, whether the insurance is based on claims or occurrences, the dollar amount of coverage, the amount of the deductible, and the premiums currently payable thereon, providing for the following coverages: (i) for damage to goods being shipped, held or otherwise processed by the Company, (ii) for fire, property, casualty, business interruption, personal or product liability, workers' compensation, commercial general liability and other forms of insurance coverage for the Company, or
(iii) for fire, property, casualty and other forms of insurance coverage for the Real Property. All such policies are outstanding and in full force and effect, and, except as otherwise specifically provided herein, the consummation of the transactions contemplated hereby will not cause a cancellation or reduction in the coverage of such policies. There was no material inaccuracy in any application for any such insurance coverage. There is no Action arising out of or based upon any of such policies of insurance, and no basis for any such Action exists. There is no notice of any pending or threatened cancellation or termination or premium increase with respect to any of such policies, except that Blue Cross/Blue Shield has advised of a premium increase effective with the next policy renewal. All premiums with respect to such policies are paid up in full, and the Company is in compliance with all conditions contained therein. Neither the Company, nor any party acting on behalf of the Company, has ever had any insurance policy or coverage canceled, nor has the Company (or any party acting on behalf of the Company) had an application for any insurance rejected or declined. The Company now has, and after the Closing will have, the benefits as an insured under all occurrence-based insurance with respect to occurrences prior to the Closing. The Company has provided to the Buyer a true, complete and accurate history of all claims under such policies during the past five (5) years. The Company has supplied to the Buyer true, complete and accurate copies of all current and historical insurance policies for the past five (5) years, or if such is not available, summaries of all such insurance coverage specifying the risk covered, effective dates, the policy number, the insurer, whether the insurance is based on claims or occurrences, the dollar amount of coverage, the amount of the deductible, the premium rate and amount.

                  Section 2.27.  Customers.

                  Set forth on  Schedule  2.27 is a complete  list of the thirty
(30) largest (in terms of dollar volume) customers (including distributors) of the Company for each of the fiscal years ended September 30, 1997 and 1998, and the six (6) month period ended June 30, 1999, indicating the amount of revenues paid to the Company by each customer for each such fiscal year and the names of the employees of the Company who are primarily responsible for servicing each such customer as of the date hereof. None of such customers has terminated or indicated an intention or plan to terminate all or a material part of the services performed for or orders historically placed by such customers, and neither the Sellers nor any officer of the Company has any reason to believe that any of such customers may terminate all or a material part of such services or orders, whether by reason of the acquisition of the Shares by the Buyer or for any other reason. The Company has received no notice of, and neither the Sellers nor any officer of the Company knows of any basis for, any material

GV: #115336 v7 (2gzs07!.WPD)
                                       32
complaint by any customer, whether or not listed on Schedule 2.20, with respect to services provided or products delivered by the Company nor has the Company had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history. None of the employees primarily responsible for servicing customers listed on Schedule 2.27 has indicated an intention or plan to terminate his or her employment with the Company.

                  Section 2.28.  Corporate Name.

                  Set forth on Schedule 2.28 is a list of all jurisdictions, and the locations in such jurisdictions, in which the corporate name "ERMANCO INCORPORATED" or any variations thereof are used by the Company. The Company has the full legal right to use such name in each of such jurisdictions and locations. There is no actual or threatened claim by any third party with respect to the use of such name or of any actual or proposed use of the name "ERMANCO INCORPORATED" or any variations thereof by any third party in conflict with the use thereof by the Company. The use by the Company of the name "ERMANCO INCORPORATED" or any variations thereof does not infringe upon the rights of any third party and the Company has not granted any third party any right to use such name or any variations thereof.

                  Section 2.29.  Transactions with Related Parties.

                                    (a)     The Company has no Contract,
dealings, or commercial
relationship of any kind with any of its Affiliates, except for such dealings relating to the lease of the Leased Property as specifically set forth in
Schedule 2.10(b). There are no outstanding notes payable to, accounts receivable from or advances by the Company to, and the Company is not otherwise a creditor of, any shareholder or former shareholder of the Company or any relative or Affiliate of any shareholder or former shareholder of the Company, except for obligations under the lease of the Leased Property as specifically set forth in
Schedule 2.10(b). Except as set forth on Schedule 2.23, since September 30, 1998, the Company has not incurred any Liability to, or become a creditor of, any shareholder or former shareholder of the Company or any relative or Affiliate of any shareholder or former shareholder of the Company.

                                    (b)     Except as set forth on Schedule
2.29, since September 30,
1998, the Company has neither declared any dividends nor paid any dividends to any shareholder or former shareholder of the Company or any relative of any shareholder or former shareholder of the Company.

                  Section 2.30.  Permits.

                  The Company has all Permits from Governmental Authorities that are required by applicable Laws or otherwise necessary for the conduct of its business or to own or lease any of its properties or assets. All such Permits are valid, effective and in good standing. Neither the Sellers nor any officer of the Company has knowledge of any fact, error or omission relevant to any such Permit that would permit or cause the revocation or withdrawal, or the threatened revocation or

GV: #115336 v7 (2gzs07!.WPD)
                                       33
withdrawal, thereof. The Company will continue to have the use and benefit thereof and the rights granted thereby after the transactions contemplated hereby have occurred. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedure or to pay amounts other than routine filing fees.

                  Section 2.31.  Finders or Brokers.

                  Except as described on Schedule 2.31, the Company has not employed an investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who is entitled to a fee or commission in connection with this Agreement and the transactions contemplated hereby.

                  Section 2.32.  Disclosure.

                  The Sellers and the Company have made full, true and complete responses to all the Buyer's requests for information, documents, contracts and records of the Sellers and the Company, and has furnished to the Buyer all information and documents that are material to a decision to purchase the Shares. All documents furnished by the Sellers or the Company to the Buyer or its agents or representatives, including, without limitation, those documents listed on any Schedule hereto, are true and correct originals or copies of originals and are complete in all material respects, any amendments thereto having been identified and furnished to the Buyer by the Sellers or the Company. This Agreement (including Schedules and Exhibits) and the Ancillary Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading. There is no fact or circumstance known to any of the Sellers or to the Company which materially and adversely affects the assets, properties, business, business prospects or financial condition of the Company.

                  Section 2.33.  Bank Accounts.

                  Schedule 2.33 attached hereto contains an accurate and complete list of

                                    (a)     the names and addresses of each bank
in which the Company has an account;

                                    (b)     the account numbers of such
accounts; and

                                    (c) the authorized  signatories  and amounts
for such accounts.

                  Section 2.34.  Material Adverse Change.

                  Since September 30, 1998, there has been no material adverse change in the business, business prospects, financial condition or results of operations of the Company taken as a whole.


GV: #115336 v7 (2gzs07!.WPD)
                                       34

                  Section 2.35.  Year 2000 Compliance.

                  All products, devices and programs developed by or for or used by the Company, and any software incorporated into the Company's products, are designed to be used prior to, during and for the years following the calendar year 2000, and such products, devices and programs will operate during each such time period without errors, aborts or invalid results relating to date data and date-dependent data, including without limitation errors relating to, or the program of, date data which represents or references different centuries or more than one century.

                  Section 2.36.  Investment Representations.

                  In connection with the offer, purchase and sale of the shares of Buyer Common Stock to be issued to the Sellers hereunder, subject to the registration rights being granted to the Sellers hereunder, the Sellers make the following representations and warranties:

                                    (a)     each Seller is acquiring such shares
for its own account, not as
nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

                                    (b)     each Seller understands that:

                                            (i)      such shares have not been
registered under the
Securities Act in reliance on a specific exemption therefrom, that such securities must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

                                            (ii)     each certificate
representing such shares will be endorsed with the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM; and

                                            (iii) the Buyer  will  instruct  its
transfer agent not to register the transfer of the shares (or any portion thereof) unless the conditions specified in the foregoing legend are satisfied;


GV: #115336 v7 (2gzs07!.WPD)
                                       35

                                    (c)     each Seller has had an opportunity
to discuss with
representatives of the Buyer the plans, operations and financial condition of the Buyer and has received all such information as he or she has deemed necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in Buyer Common Stock;

                                    (d)     each Seller has such knowledge and
experience in financial or
business matters that it is capable of evaluating the merits and risks of the investment in such shares to be purchased hereunder, and each Seller has had access to all of the information regarding the Buyer it has considered necessary to evaluate such investment; and

                                    (e)     each Seller is an "accredited
investor" as such term is defined
in Rule 501(a) of the rules and regulations promulgated under the Securities
Act.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer represents, warrants and covenants to the Sellers that:

                  Section 3.1.  Organization; Authority.

                  The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Documents have been duly authorized, executed and delivered by the Buyer, constitute the valid and binding agreement of the Buyer and are enforceable against the Buyer in accordance with their terms.

                  Section 3.2.  Conflicting Instruments; Consents.

                                    (a)     The execution and delivery by the
Buyer of this Agreement and
the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not, violate any provision of the Articles of Incorporation or the By-laws of the Buyer, or conflict with or result in a breach of, or create an event of default (or event that, with the giving of notice or lapse of time or both, would constitute an event of default) under, any agreement, mortgage, license, lease, indenture, instrument, Order, arbitration award, judgment or decree to which the Buyer is a party.

                                    (b)     The execution by the Buyer of this
Agreement and the Ancillary
Documents do not, and the consummation of the transactions contemplated hereby and thereby do not, result in a violation of, or require any authorization, approval, consent, exemption or other action by, or registration, declaration or filing with or notice to, any court or administrative or governmental body pursuant to, any statute, law, rule, regulation or ordinance applicable to the Buyer or by which

GV: #115336 v7 (2gzs07!.WPD)
                                       36
any of the property of the Buyer is bound. There is no pending or threatened action, suit, proceeding or investigation before or by any court or governmental body or agency, to restrain or prevent the consummation of the transactions contemplated by this Agreement or that might affect the right of the Buyer to own the Shares or to operate the business of the Company. The Buyer is subject to no known governmental oversight which would serve to prevent this transaction.

                                    (c)     Except as set forth on Schedule
3.2(c), no authorization,
approval, consent, exemption or other action by, or registration, declaration or filing with or notice to any court or other Governmental Authority or any other Person is required in connection with the execution, delivery, and performance of this Agreement and the Ancillary Documents by the Buyer or the consummation by the Buyer of the transactions contemplated hereby, including, without limitation, assuming the accuracy of the representations of the Sellers in
Section 2.36, the transfer of the shares of Buyer Common Stock to the Sellers.

                  Section 3.3.  Acquisition of the Shares.

                  The Buyer is purchasing the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares.

                  Section 3.4.  Litigation.

                                    (a)     Except as set forth in Schedule 3.4,
there is no Action pending
or threatened against or affecting the Buyer, or the assets, properties, business or business prospects of the Buyer, at law or in equity, or before or by any arbitrator or any Court or other Governmental Authority, and neither the Buyer nor any officer of the Buyer knows of any basis for any of the foregoing. Except as set forth in Schedule 3.4, the Buyer has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its assets, properties, business or business prospects. The Buyer has not received any opinion or memorandum or legal advice or notice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material in respect of the Buyer Common Stock. The Buyer is not in default with respect to any Order known to or served upon the Company of or by any arbitrator or any court or other Governmental Authority. There is no pending Action brought by the Buyer against others.

                                    (b)     There is no Action pending or
threatened, at law or in equity,
or before or by any arbitrator or any court or other Governmental Authority relating to or involving the consummation by the Buyer of the transactions contemplated by this Agreement or which would or may affect the consummation by the Buyer of the transactions contemplated by this Agreement.

GV: #115336 v7 (2gzs07!.WPD)
                                       37

                  Section 3.5.  Finders or Brokers.

                  Except as described on Schedule 3.5, the Buyer has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Agreement or upon consummation of the transactions contemplated hereby.

                  Section 3.6.  Financial Ability of the Buyer.

                  The Buyer has sufficient financial resources to meet its financial obligations under the terms of this Agreement.

                  Section 3.7.  Capitalization of the Buyer.

                  The Buyer has an authorized capital consisting solely of 20,000,000 shares of common stock (the "Buyer Common Stock"), of which 3,708,412 shares are issued and outstanding as of the date of this Agreement. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, were issued by the Buyer in compliance with all applicable Federal and state securities laws, rules and regulations and were not issued and are not now in violation of or subject to any pre-emptive rights. Except as described on Schedule 3.7, there is no outstanding or authorized option, subscription, warrant, call, right, commitment or other agreement of any character obligating the Buyer to sell or transfer any additional shares of its capital stock or any other securities convertible into or exercisable for or evidencing the right to subscribe for any shares of its capital stock which, when executed, would have any impact on this transaction.

                  Section 3.8.  Valid Issuance of Shares.

                  The shares of Buyer Common Stock which will be issued to the Sellers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and, based in part upon the representations of the Sellers in Section 2.36 of this Agreement, will be issued in compliance with all applicable Federal and state securities Laws

                  Section 3.9.  Financial Statements.

                                    (a)     The Buyer has furnished the Seller
with copies of: (i) the
financial statements of the Buyer for the fiscal year ended February 28, 1999, including a balance sheet at February 28, 1999 (collectively, the "Buyer Financial Statements").

                                    (b)     The Buyer Financial Statements: (i)
are correct and complete
in all material respects and have been prepared in accordance with the books and records of the Buyer; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods

GV: #115336 v7 (2gzs07!.WPD)
                                       38
covered, except as noted in the Buyer Financial Statements; and (iii) present fairly the financial condition of the Buyer at such date, and the results of its operations for the fiscal period ended February 28, 1999.

                                    (c)     The Buyer (i) keeps books, records
and accounts that, in
reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory, if any, calculated in accordance with GAAP and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Buyer or any employee, agent or shareholder of the Buyer directly or indirectly has made any payment of funds of any such entity or received or retained any funds in violation of any applicable Law.

                  Section 3.10.  Lease or Purchase of Premises.

                  Contemporaneous with the Closing, Buyer shall enter into a Lease Agreement substantially in the form of Exhibit E (the "Lease Agreement") for the Premises for a term of not less than five (5) years with a five (5) year renewal, which Lease Agreement shall be a fair market rates prevailing in the area and shall contain customary terms and provisions mutually acceptable to the Buyer and the owner of the Premises.

                  Section 3.11.  Maintenance of Insurance.

                  Buyer agrees to maintain in place insurance covering (i) damage to goods being shipped, held or otherwise processed by the Company, (ii) providing for fire, property, casualty, business interruption, personal or product liability, workers' compensation and other forms of insurance coverage for the Company and (iii) providing for fire, property, casualty and other forms of insurance coverage for the Real Property with coverage and policy limits under all such policies consistent with the practice of the Company in the one year preceding closing.

                  Section 3.12.  Disclosure.

                  To the best of Buyer's information, knowledge and belief, the Buyer has made full, true and complete responses to all the Company's requests for information, documents, contracts and records of the Buyer, and has furnished to the Company all information that is material to a decision to sell the Shares and to receive in partial consideration therefor the Promissory Notes and shares of Buyer Common Stock as described in Section 1.2(a). This provided information (including Schedules and Exhibits) and the Ancillary Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

GV: #115336 v7 (2gzs07!.WPD)
                                       39

There is no fact or circumstance known to any of the Buyer which materially and adversely affects the assets, properties, business, business prospects or financial condition of the Buyer.

                  Section 3.13.  Accuracy of Public Filings.

                  All filings by Buyer with any local, state or Federal regulatory body, including without limitation, Buyer's Annual Report on Form 10-K for the fiscal year ended February 28, 1999, Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on July 21, 1999, and Form 10-Q for the fiscal quarter ended May 30, 1999, copies of which have been made available to the Sellers, when filed with the applicable Federal regulatory body, (a) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. Since March 1, 1996 the Buyer has filed with the SEC true and complete copies of each form, registration statement, report, schedule, proxy, information statement and other documents (including exhibits and amendments thereto), required to be filed by the Buyer under the Securities Act or the Exchange Act.

                  Section 3.14.  Material Adverse Change.

                  Since May 30, 1999, there has been no material adverse change in the business, business prospects, financial condition or results of operations of the Buyer taken as a whole, including any changes that would require modification of any public filings made by the Buyer.

                  Section 3.15.  Absence of Undisclosed Liabilities.

                  Except as disclosed in this Agreement and in the attached Schedules, the Buyer has no Liabilities, other than (a) Liabilities reflected in the Buyer Financial Statements or in the Buyer's Annual Report on Form 10-K for the fiscal year ended February 28, 1999, Notice of Annual Meeting of Stockholders and Proxy Statement for its Annual Meeting of Stockholders held on July 21, 1999, and Form 10-Q for the fiscal quarter ended May 30, 1999 and (b) Liabilities, none of which individually or in the aggregate is material to the assets, properties, business or business prospects of the Company, incurred in the ordinary course of business of the Company subsequent to May 30, 1999 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law).

                  Section 3.16.  Board Membership.

                  Upon consummation of the Closing, Mr. Leon Kirschner and Mr. Steven Shulman shall be appointed to the Board of Directors of the Buyer.

                                    ARTICLE 4

GV: #115336 v7 (2gzs07!.WPD)
                                       40

                                 INDEMNIFICATION

                  Section 4.1.  Indemnification Obligation.

                  Subject to the limitations set forth in Section 4.2 hereof, each of the Sellers hereby jointly and severally agrees to indemnify, defend and hold harmless the Company, the Buyer and their respective affiliates including, without limitation their directors, officers, shareholders, employees (other than the Sellers), agents and representatives (for the purposes of this Article Four, each an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of any and all Losses (including those arising under Environmental Laws or in connection with Hazardous Materials), including, without limitation, settlement costs, attorneys' fees at such attorneys' customary hourly rates and any other expenses of investigating or defending any Actions or threatened Actions, incurred by the Indemnified Parties in connection with, relating to, or arising out of each and all of the following, together with interest on cash disbursements from the date of disbursement by the Indemnified Parties in connection therewith until payment at a fluctuating interest rate that is at all times equal to the prime rate in effect from time to time of the First Chicago, NBD Bank, NA:

                                    (a)     Any breach or inaccuracy of any
representation or warranty of the Sellers or the Company contained herein or in any Ancillary Document or instrument delivered at the Closing by the Sellers or the Company, including, any breach or inaccuracy of the representations and warranties set forth in Sections 2.15(c), 2.15(d), 2.15(e), 2.15(k), 2.17(i),
2.17(m) and 2.17(o)(viii) when read without reference to the information, knowledge or belief of the Sellers or the Company;

                                    (b)     The breach of or failure to perform
any provision of any covenant, agreement or obligation of the Sellers or the Company contained in this Agreement or in any Ancillary Document;

                                    (c)     Any misrepresentation contained in
any written document furnished to the Buyer by the Company or the Sellers;

                                    (d)     Any claim by any former shareholder
of the Company relating
to or arising out of his or her ownership of shares of the Company's capital stock, or the purchase or sale thereof by such shareholder including, without limitation, any claim alleging fraud, misrepresentation or breach of fiduciary duty or arising under state or Federal securities laws;

                                    (e)     Any Sellers' Transaction Fees in
excess of the amount, if any,
by which the cash on the Closing Balance Sheet exceeds Three Hundred Thousand Dollars ($300,000) and any Sellers' Brokerage Fees; and

                                    (f)     Any product sold by the Company
prior to the Closing, other
than Retained Warranty Liabilities and Retained Delivery Liabilities.


GV: #115336 v7 (2gzs07!.WPD)
                                       41

                  Section 4.2.  Limitations.

                                    (a)     Threshold.  The Indemnified Parties
shall not be permitted to
enforce any claim for indemnification pursuant to this Agreement, other than (i) any claim for breach of the Sellers' obligation to consummate the transactions contemplated hereby or any covenant, agreement or obligation to be performed by the Sellers after the Closing and (ii) Unlimited Claims (as defined below), until the aggregate of all claims for indemnification, other than as aforesaid in clauses (i) and (ii) above, exceeds, in the aggregate, the amount of $100,000 (the "Threshold Amount"). Once such claims in excess of the Threshold Amount have been asserted by the Indemnified Parties, all claims, including those below the Threshold Amount, may be pursued except as otherwise limited by this Agreement. As used herein, "Unlimited Claims" means all (a) claims in respect of Taxes that are made with respect to the representations and warranties in
Section 2.24 or are governed by Article 8 of this Agreement ("Tax Claims"); (b) claims based upon a willful, grossly negligent, fraudulent or intentional misrepresentation of the Sellers or the Company contained in this Agreement or any other document, list, exhibit or instrument furnished in connection herewith ("Fraud Claims"); (c) claims made with respect to the representations and warranties in Sections 2.1 through 2.5 ("Corporate Matters Claims"); (d) claims made under Section 4.1(d) relating to the former shareholders of the Company;
(e) claims made with respect to representations and warranties in Sections 2.13 and 2.14 ("Employee Claims"); (f) claims made with respect to representations and warranties in Sections 2.16 and 2.17 ("Benefits Claims"); (g) claims made with respect to the Sellers' duties pursuant to Section 1.3 ("Expense Claims");
(h) claims made under Section 4.1(f) with respect to products sold by the Company prior to the Closing ("Product Claims"); and (i) claims made with respect to representations and warranties in Section 2.9 ("Title to Asset Claims"). The term "Unlimited Claims" shall not be construed to serve as a waiver of the amount limitations set forth in Section 4.2(c) below.

                                    (b)     Time Limitations.  Subject to
Section 4.2(a), claims for
indemnification made under this Article Four may not be made unless the claim is asserted in writing by the Indemnified Party prior to the expiration of the applicable survival period set forth in Section 10.1.; provided, however, that, notwithstanding any shorter period set forth in Section 10.1: (a) Fraud Claims and claims for breach of the Sellers' obligation to consummate the transactions contemplated hereby or any covenant, agreement or obligation to be performed by the Sellers after the Closing may be made until barred by applicable statutes of limitation; (b) Corporate Matters Claims may be made until thirty (30) days after any claims by a third party giving rise to any Corporate Matters Claim are barred by the applicable statutes of limitations, if any; (c) Expense Claims may be made until thirty (30) days after any claims by a third party giving rise to any Expense Claim are barred by the applicable statute of limitations, if any;
(d) Employee Claims may be made until thirty (30) days after any claims by a third party giving rise to any Employee Claim are barred by the applicable statute of limitations, if any; (e) Benefits Claims may be made until thirty
(30) days after any claims by a third party giving rise to any Benefits Claim are barred by the applicable statute of limitations, if any; (f) Product Claims may be made until thirty (30) days after any claims by a third party giving rise to any Products Claim are barred by the applicable statute of limitations, if any; and (g) claims made with respect to representations in Section 2.15 ("Environmental Claims") may be made until thirty (30)

GV: #115336 v7 (2gzs07!.WPD)
                                       42
days after any claims by a third party, including any Governmental Authority, giving rise to any Environmental Claim are barred by the applicable statute of limitations, if any.

                                    (c)     Amount Limitations.  Notwithstanding
any other provision in this Agreement, the Sellers total obligations for indemnification shall be limited to an amount equal to twenty-five percent (25%) of the Purchase Price, which shall be allocated among the Sellers in accordance with their percentage of stock ownership as set forth in Schedule 1.2(a). In no event shall any Seller be required to pay more than his or her pro rata share of the total indemnity obligation.

                  Section 4.3.  Claims.

                  Whenever any claim shall arise for indemnification, the Indemnified Party shall notify the Sellers' Representative of the claim pursuant to Section 4.5 hereunder and, when known, the facts constituting the basis for such claim and the amount or estimate of the amount of the liability arising from such claim. If any claim is covered by insurance, the Buyer, the Company and the Sellers' Representative shall use their reasonable commercial efforts (including the commencement of legal proceedings) first to recover the amount of such claim from the issuer of such insurance, except that, subject to the limitations contained in this Agreement, the Sellers shall indemnify the indemnified party for any deductible amount in such policy or policies of insurance. The Buyer shall not settle or compromise any claim by a third party which is entitled to indemnification hereunder without the prior written consent of the Sellers' Representative (which shall not be unreasonably withheld or delayed) unless (i) suit shall have been instituted against the Buyer and (ii) the Sellers' Representative shall not have taken control of such suit within 20 days after notification thereof as provided in Section 4.5.

                  Section 4.4.  Defense by the Sellers.

                  In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person other than the Buyer or its Affiliates, the Sellers' Representative, at Sellers' sole cost and expense, may, upon written notice to the Buyer, assume the defense of any such Action provided that the Sellers acknowledge their obligation to indemnify the Buyer in respect of the claims asserted therein. If the Sellers' Representative assumes the defense of any such Action, the Sellers' Representative shall select counsel reasonably acceptable to the Buyer to conduct the defense of such Action, and, at Sellers' sole cost and expense, shall take all steps necessary in the defense or settlement thereof. The Sellers' Representative shall not consent to a settlement of, or the entry of any judgment arising from, any such Action, without the prior written consent of the Buyer, unless settlement or judgment is limited to money damages and the Sellers admit in writing their liability to hold the Buyer harmless from and against any Losses arising out of such settlement and concurrently with such settlement the Sellers pay into court the full amount of all Losses to be paid by the Sellers in connection with such settlement. The Buyer shall be entitled to participate in (but not control) the defense of any such Action, with its own counsel and at its own expense. The Sellers' Representative shall be entitled to participate in the defense of any Action by the Buyer, at the Sellers' own expense, which participation shall be limited to contributing information to the defense and being

GV: #115336 v7 (2gzs07!.WPD)
                                       43
advised of its status. If the Sellers' Representative does not assume the defense of any such Action resulting therefrom in accordance with the terms hereof, the Buyer may defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of the same to the Sellers' Representative, on such terms as the Buyer may deem appropriate, and the Buyer shall be entitled to recover from the Sellers any legal fees incurred in connection with such defense in addition to any other relief which may be awarded. In any action by the Buyer seeking indemnification from the Sellers in accordance with the provisions of this
Section 4.4, the Sellers shall not be entitled to question the manner in which the Buyer defended such Action or the amount of or nature of any such settlement.

                  Section 4.5.  Notice.

                  The Buyer agrees that in the event of any occurrence which may give rise to a claim by an Indemnified Party against the Sellers hereunder, the Buyer will give notice thereof to the Sellers' Representative; provided, however, that failure of the Buyer to timely give the notice provided in this
Section 4.5 shall not be a defense to the liability of the Sellers for such claim, but the Sellers may recover from the Buyer any actual damages arising from the Buyer's failure to give such timely notice.

                  Section 4.6.  Materiality.

                  The parties agree that for all purposes of this Agreement, unless specifically stated to the contrary, the dollar amounts set forth in various provisions hereof, other than the purchase price hereunder, shall not affect or determine the meaning of the term "material" or have any bearing thereon.

                                    ARTICLE 5
                             CONDUCT PENDING CLOSING

                  Section 5.1.  Operation of Business.

                  Pending the Closing, the Company will conduct its operations only in the ordinary course of business consistent with past practices; make no leasehold improvement; maintain the Retained Assets in good condition and repair, subject to normal wear and tear; and use reasonable efforts to preserve its business organization intact in order to preserve for the benefit for the Buyer the goodwill of the Company's suppliers, customers, employees and others having business relations with the Company. In addition, the Company (a) will make all reasonable effort to ensure that the Closing Balance Sheet will include no less than Three Hundred Thousand Dollars ($300,000) in cash; (b) prior to the Closing, will pay all anticipated employee bonuses, deferred compensation, commissions and other incentive payments applicable to the fiscal year ended September 30, 1999 or any other period up to and including Closing, such that no such bonuses, deferred compensation, commissions and other incentive payments are payable after the Closing or are subject to accrual on the Closing Balance Sheet; (c) will not make any tax distribution to any Seller in a manner or in amount (relative to the applicable taxable income) not consistent with past practices of the Company;

GV: #115336 v7 (2gzs07!.WPD)
                                       44
and (d) will maintain an "S corp deposit" with the IRS in an amount not less than Three Hundred Fifty Thousand Dollars ($350,000).

                  Section 5.2.  Access to Information/Employees.

                  The Company and the Sellers will cooperate with the Buyer and provide the Buyer and its agents, advisors and representatives, during normal business hours and upon reasonable notice, access to the Company's books and records, Real Property, personal property, Contracts, financial and technical information and other assets used by the Company in the conduct of each of its business and the opportunity to discuss the Company's business affairs and assets with the Company's officers, and furnish to the Buyer and its agents, advisors and representatives copies of such documents, records and information with respect to the Retained Assets, the Retained Liabilities and the affairs of the Company as the Buyer or any of its agents, advisors or representatives may reasonably request; provided, that in connection with any such access, discussion or the furnishing of such documents, records or information, the Buyer will not interfere unreasonably with the operation of the Company. The Buyer shall have the right, with the prior approval of the Company, which approval shall not be unreasonably withheld, to discuss with customers, suppliers and employees of the Company identified by the Buyer, matters relating to (i) the relationship between the Company and such customers, suppliers and employees and (ii) the Buyer's interest in and the terms and conditions for maintaining such relationship following the Closing.

                  Section 5.3.  Reasonable Efforts.

                  Subject to the other provisions of this Agreement, the Buyer, the Company and the Sellers will use their reasonable commercial efforts to cause the conditions listed in Articles 6 and 7 hereof to be satisfied as of the Closing Date.

                  Section 5.4.  Required Approvals, Etc.

                  The Sellers and the Company shall use reasonable commercial efforts to obtain on behalf of themselves, prior to the Closing Date, any approvals, consents, assignments, authorizations and waivers as may be required from any Governmental Authority or other Person in connection with the consummation of the transactions contemplated hereby.

                  Section 5.5.  Exclusivity.

                  None of the Sellers or the Company, or any agent, officer, director or any representative of the Company or any Seller will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any Person for, (b) participate in any discussions pertaining to, or (c) furnish any information to any Person other than the Buyer and its Affiliates relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a

GV: #115336 v7 (2gzs07!.WPD)
                                       45
merger, consolidation or business combination of the Company. In addition to the foregoing, if the Company or any Seller receives any unsolicited offer or proposal, or has actual knowledge of any unsolicited offer or proposal, relating to any of the above, the Company shall immediately notify the Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

                                    ARTICLE 6
                      CONDITIONS TO THE BUYER'S OBLIGATIONS

                  The obligations of the Buyer hereunder shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Buyer):

                  Section 6.1.  Due Diligence.

                  The Buyer shall have completed its due diligence of the assets, properties, business, business prospects, conditions and operations of the Company and shall be satisfied in its sole and absolute discretion that the business, financial and other conditions of the Company are sufficient to warrant the Buyer's acquisition of the Shares.

                  Section 6.2.  Representations.

                  The representations and warranties of the Company and the Sellers set forth in this Agreement and any Ancillary Document shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and in the event that the representation and warranties set forth in Sections 2.15(c), 2.15(d), 2.15(e) and 2.15(k) would not be true and correct at such times when read without reference to the information, knowledge or belief of the Sellers or the Company, the consequences of the failure of such representations and warranties to be true and correct would not result in Losses in excess of One Million Dollars ($1,000,000), and the Company shall have delivered to the Buyer a certificate to such effect dated the Closing Date and signed by the President of the Company, which certificate shall be in form and substance reasonably satisfactory to the Buyer's counsel.

                  Section 6.3.  Covenants.

                  The Company and the Sellers shall have performed all covenants and agreements to be performed by them under this Agreement and any Ancillary Documents on or prior to the Closing Date, and the Company shall have delivered to the Buyer a certificate to such effect dated the Closing Date and signed by the President of the Company, which certificate shall be in form and substance reasonably satisfactory to the Buyer's counsel.

                  Section 6.4.  Closing Certificate.


GV: #115336 v7 (2gzs07!.WPD)
                                       46

                  The Company and the Sellers shall have delivered to the Buyer complete and correct copies of the resolutions approved by the Board of Directors of the Company authorizing this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

                  Section 6.5.  Ratification of Past Actions of Company.

                  On or before the Closing Date, the Board of Directors of the Company and the Sellers shall have adopted resolutions, ratifying all past actions taken by the Company and the Board of Directors of the Company with respect to the Company, and the Secretary of the Company shall have delivered a certified copy of such resolutions, which certificate shall be in form and substance reasonably satisfactory to the Buyer's counsel.

                  Section 6.6.  Review of Schedules.

                  The Buyer shall be fully satisfied in its sole discretion with the results of their review of all of the schedules, whether delivered before or after the execution hereof.

                  Section 6.7.  Required Actions.

                  All action required by Law and otherwise to be taken by the Company and the Sellers to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  Section 6.8.  Certain Documents.

                  The Company and the Sellers shall have furnished the Buyer with the following documents, satisfactory in all reasonable respects to the Buyer and its counsel:

                                    (a)     the Articles of Incorporation of the
Company and all amendments thereto, duly certified by the proper officials of the State of Michigan;

                                    (b)     certificates as to the good standing
of the Company and payment of all applicable state Taxes thereby, executed by the appropriate officials of the State of Michigan and of each other state in which the Company is qualified as a foreign corporation;

                                    (c)     the By-laws of the Company and all
amendments thereto, duly certified by the Secretary of the Company as being in full force and effect on the Closing Date;

                                    (d)     resignations from their positions as
officers and directors, effective on the Closing Date, of those officers and directors of the Company as the Buyer shall designate in writing to the Sellers prior to the Closing Date; provided, however, that such individuals shall remain as employees of the Company as set forth in Section 1.8(c).

GV: #115336 v7 (2gzs07!.WPD)
                                       47

                                    (e)     the complete and correct corporate
minute books, stock ledgers, stock transfer records and corporate seals of the Company;

                                    (f)     a certification of non-foreign
status   executed  by  the   Company  and   satisfying   the   requirements   of
ss.1.1445-2(b)(2)(i) of the United States Treasury Regulations promulgated under the Code;

                                    (g)     the originals, or copies certified
to the satisfaction of the Buyer, of all Property Leases, Sellers' Leases and Title Documents relating to the Real Property and the Retained Assets;

                                    (h)     executed originals of all consents,
waivers, approvals and
authorizations set forth in Schedule 2.4(c) or required by Law or any Contract to be obtained by the Sellers or the Company in connection with the consummation of the transactions contemplated hereby;

                                    (i)     originals, or copies certified to
the  satisfaction of the Buyer, of all the Intellectual  Property  identified on
Schedule 2.21;

                                    (j)     all documents required to be
produced by the Sellers or the Company under this Agreement or any Ancillary Document;

                                    (k)     the Closing Balance Sheet;

                                    (l)     the Escrow Agreement, duly endorsed
by the Sellers;

and such other documents relating to the Company as the Buyer reasonably may request.

                  Section 6.9.  Opinion of the Sellers' Counsel.

                  Nantz, Litowich, Smith & Girard, counsel to the Sellers, shall have delivered to the Buyer an opinion, dated the Closing Date, in form reasonably acceptable to the Buyer.

                  Section 6.10.  Legal Matters.

                  All legal matters, and the form and substance of all documents to be delivered by the Sellers or the Company to the Buyer at the Closing, shall be satisfactory to counsel for the Buyer.

                  Section 6.11.  Delivery of the Shares.

                  The Sellers shall have delivered to the Buyer certificates for the Shares in proper form for transfer by delivery or with duly executed stock powers attached thereto, together with funds for

GV: #115336 v7 (2gzs07!.WPD)
                                       48
payment of all transfer Taxes imposed by Federal law or the laws of the Commonwealth of Pennsylvania and evidence of the Company's possession of the shares of capital stock or other securities owned beneficially or of record, directly or indirectly, by the Company.

                  Section 6.12.  General Release.

                  Each Seller and all officers and directors of the Company shall have delivered to the Company a general release, in form reasonably acceptable to the Buyer, of all claims they may have through the Closing Date against the Company, other than claims for current salary.

                  Section 6.13.  Material Adverse Change.

                  There shall not have been any material adverse change in the business, business prospects, financial condition or results of operations of the Company taken as a whole at the Closing Date from September 30, 1998, and the Buyer shall have been furnished with a certificate to that effect executed by the Chief Executive Officer of the Company.

                  Section 6.14.  Related Party Advances.

                  On the Closing Date, all notes payable, accounts receivable, advances, loans and other amounts owing to the Company by any officer, employee, shareholder, former shareholder or director, or relative or Affiliate of any of the foregoing, shall have been repaid in full to the Company or assumed by the Sellers.

                  Section 6.15.  Legal Proceedings.

                  No action, suit, proceeding or investigation shall be pending or threatened before or by any court or governmental body or agency (i) challenging the transactions contemplated by this Agreement or otherwise seeking damages or (ii) seeking to restrain or prevent the carrying out of the transactions contemplated by this Agreement or to prohibit or limit the ability of the Buyer to exercise full rights of ownership of the Shares or to operate or control the assets, property and business of the Company after the Closing Date.

                  Section 6.16.  Employment Agreements.

                                    (a)     The Buyer and Leon C. Kirschner
shall have entered into the Kirschner Employment Agreement substantially in the form of Exhibit A.

                                    (b) The Buyer and  Thomas C.  Hubbell  shall
have entered into the
Hubbell Employment Agreement substantially in the form of Exhibit B.

                                    (c) The  Buyer  and Lee F.  Schomberg  shall
have entered into the
Schomberg Employment Agreement substantially in the form of Exhibit C.

GV: #115336 v7 (2gzs07!.WPD)
                                       49

                                    (d) The Buyer and Gordon A.  Hellberg  shall
have entered into the Hellberg Employment Agreement substantially in the form of Exhibit D.

                  Section 6.17.  Lease Agreement.

                  The Company and the landlord of the Premises shall have entered into the Lease Agreement substantially in the form of Exhibit E.

                  Section 6.18.  Escrow Agreement.

                  The Buyer, the Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

                  Section 6.19.  Closing Date.

                  The Closing shall take place at the time, date and place specified in Section 1.4 unless extended by mutual agreement, in writing, of the parties.

                  Section 6.20.  Buyer Financing.

                  The Buyer shall have received financing from a commercial lending institution on commercially reasonable terms in an amount sufficient to fund the payment by the Buyer of the cash portion of the Purchase Price.

                                    ARTICLE 7
                     CONDITIONS TO THE SELLERS' OBLIGATIONS

                  The obligation of the Sellers hereunder shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived, in whole or in part, by the Sellers):

                  Section 7.1.  Certain Documents.

                  The Buyer shall have furnished the Sellers with the following documents, satisfactory in all reasonable respects to the Sellers and their counsel:

                                    (a)     the charter documents of the Buyer
and all amendments thereto, duly certified by the appropriate officials of the jurisdiction in which the Buyer was organized;

                                    (b)     the By-laws of the Buyer, duly
certified by the Secretary of the Buyer as being in full force and effect on the Closing Date; and

GV: #115336 v7 (2gzs07!.WPD)
                                       50

                                    (c)     the documents identified in Article
3; and such other documents relating to the Buyer as the Sellers reasonably may request.

                  Section 7.2.  Opinion of the Buyer's Counsel.

                  Pepper Hamilton LLP, counsel for Buyer shall have delivered to the Sellers an opinion, dated the Closing Date, in form reasonably acceptable to the Sellers.

                  Section 7.3.  Legal Matters.

                  All legal matters, and the form and substance of all documents to be delivered by the Buyer to the Sellers at the Closing, shall be satisfactory to counsel for the Sellers.

                  Section 7.4.  Payment for Shares.

                  The Buyer shall have paid to the Sellers, by wire transfer or delivery of certified or official bank checks, the cash portion of the Purchase Price required to be paid to the Sellers pursuant to Section 1.2(a).

                  Section 7.5.  Delivery of Promissory Notes.

                  The Buyer shall have delivered to the Sellers, in proportion to their stock ownership as set forth in Schedule 1.2(a), Promissory Notes representing the portion of the Purchase Price to be paid by delivery of such Promissory Notes hereunder.

                  Section 7.6.  Delivery of the Shares.

                  The Buyer shall have delivered to the Sellers certificates for the shares of Buyer Common Stock to be issued to the Sellers hereunder.

                  Section 7.7.  Legal Proceedings.

         No action, suit, proceeding or investigation shall be pending or threatened before or by any court or governmental body or agency challenging the transactions contemplated by this Agreement or otherwise seeking damages or seeking to restrain or prevent the carrying out of the transactions contemplated by this Agreement.

                  Section 7.8.  Employment Agreements.

                                    (a)     The Buyer and Leon C. Kirschner
shall have entered into the Kirschner Employment Agreement substantially in the form of Exhibit A.

GV: #115336 v7 (2gzs07!.WPD)
                                       51

                                    (b) The Buyer and  Thomas C.  Hubbell  shall
have entered into the
Hubbell Employment Agreement substantially in the form of Exhibit B.

                                    (c) The  Buyer  and Lee F.  Schomberg  shall
have entered into the
Schomberg Employment Agreement substantially in the form of Exhibit C.

                                    (d) The Buyer and Gordon A.  Hellberg  shall
have entered into the
Hellberg Employment Agreement substantially in the form of Exhibit D.

                  Section 7.9.  Lease Agreement.

                  The Company and the landlord of the Premises shall have entered into the Lease Agreement substantially in the form of Exhibit E.

                  Section 7.10.  Escrow Agreement.

                  The Buyer, the Sellers and the Escrow Agent shall have entered into the Escrow Agreement.

                  Section 7.11.  Representations and Warranties.

                  All representations and warranties made by Buyer are true and valid, do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                  Section 7.12.  Financing Commitment.

                  Buyer shall pay all necessary fees and expenses to obtain an unconditional commitment from any third party source of financing to provoke such funding as is necessary for Buyer to pay to Sellers and Company all amounts due under this Agreement. Such commitment letter(s) is (are) due within thirty
(30) days after Buyer signs this Agreement.

                  Section 7.13.  Approval by Public Body.

                  Buyer shall have obtained all approvals necessary for the transaction from all local, state or Federal regulatory body having jurisdiction over the transaction. Buyer shall commence its efforts to obtain such approvals immediately after signing this Agreement.

                  Section 7.14.  Closing Date.

                  The Closing shall take place at the time, date and place specified in Section 1.4 unless extended by the mutual agreement of the parties.


GV: #115336 v7 (2gzs07!.WPD)
                                       52

                  Section 7.15.  Required Actions.

                  All action required by Law and otherwise to be taken by the Buyer to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                  Section 7.16.  Representations.

                  The representations and warranties of the Buyer set forth in this Agreement and any Ancillary Document shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and the Buyer shall have delivered to the Sellers a certificate to such effect dated the Closing Date and signed by the President of the Buyer, which certificate shall be in form and substance reasonably satisfactory to the Sellers' counsel.

                  Section 7.17.  Covenants.

                  The Buyer shall have performed all covenants and agreements to be performed by it under this Agreement and any Ancillary Documents on or prior to the Closing Date, and the Buyer shall have delivered to the Sellers a certificate to such effect dated the Closing Date and signed by the President of the Buyer, which certificate shall be in form and substance reasonably satisfactory to the Sellers' counsel.

                  Section 7.18.  Closing Certificate.

                  The Buyer shall have delivered to the Buyer complete and correct copies of the resolutions approved by the Board of Directors of the Buyer authorizing this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, including the election of Mr. Leon Kirschner and Mr. Steven Shulman to the Board of Directors of the Buyer effective upon the consummation of the Closing.

                  Section 7.19.  Material Adverse Change.

                  There shall not have been any material adverse change in the business, business prospects, financial condition or results of operations of the Buyer taken as a whole at the Closing Date from May 30, 1999, and the Sellers shall have been furnished with a certificate to that effect executed by the Chief Executive Officer of the Buyer.


GV: #115336 v7 (2gzs07!.WPD)
                                       53

                                    ARTICLE 8
                               CERTAIN TAX MATTERS

                  Section 8.1.  Tax Period Ending On or Before the Closing Date.

                  The Buyer shall prepare, or cause to be prepared, and shall file, or cause to be filed, all Tax Returns for the Company required to be filed for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Such returns and related tax payments for which the Company is liable shall be filed in a timely manner so that neither the Sellers nor the Company are subject to penalty based on the date of filing. Notwithstanding the preceding sentence, final Schedule K-1s shall be furnished to the Sellers no later than March 30, 2000. Prior to filing, the Buyer shall present such Tax Returns to the Sellers giving them an adequate time to review such returns prior to the filing date. The Tax Return filed by the Company for the period ending September 30, 1999 and reflecting the built-in gain arising from the election under Section 338(h)(10) of the Code shall be subject to the Sellers' reasonable approval and shall use the built-in gain calculations prepared by the Sellers to the extent the Buyer believes such calculations are reasonably accurate; provided that the Buyer's obligation to use the built-in gain calculations prepared by the Sellers shall not relieve the Sellers of any obligation with respect to the tax on the built-in gain under this Agreement. The Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedule K-1s furnished by the Company to the Sellers for such periods. The Sellers shall reimburse the Buyer for any Taxes of the Company with respect to such periods within thirty (30) days of written notice from the Buyer or the Company that payment has been made by the Buyer or the Company of such Taxes to the extent such Taxes are not reflected in the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the Closing Balance Sheet.

                  Section 8.2. Tax Period Ending After the Closing Date; Retained Taxes.

                  The Buyer shall prepare, or cause to be prepared, and shall file, or cause to be filed, all Tax Returns of the Company required to be filed for all periods ending after the Closing Date. The Company shall pay any Taxes due on such returns and all Retained Taxes. The Buyer shall indemnify, defend and hold the Sellers harmless from, and shall be entitled to any refund of, any and all Taxes that are the Company's responsibility pursuant to the immediately preceding sentence. Any indemnity payment required to be made by the Buyer pursuant to this Section 8.2 shall be made within thirty (30) days of written notice from the Sellers.

                  Section 8.3.  Section 338(h)(10) Election.

                  The Sellers will join with the Buyer in making an election under Section ss.338(h)(10) of the Code (and any corresponding election under state, local, and foreign Tax Law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(10) Election"). The Sellers will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns and shall also pay any tax imposed on the Company

GV: #115336 v7 (2gzs07!.WPD)
                                       54
attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) the aggregate of any tax liability in excess of Five Hundred Thousand Dollars ($500,000) for built-in gains tax imposed under Section 1374 of the Code, the Michigan single business tax, and the California income tax, (ii) any gain arising under Section 1.338(h)(10)-1(e)(1) of the Treasury Regulations, or (iii) any state, local or foreign tax imposed on the Company's gain (other than pursuant to the Michigan single business tax, or the California income tax), and the Sellers shall indemnify the Buyer and the Company against any adverse consequences (including, without limitation, Liabilities, expenses, costs, fees, Taxes, liens, proceedings and settlements) arising out of any failure to pay any such Taxes.

                  Section 8.4.  Allocation of Purchase Price.

                  The Buyer, the Sellers and the Company agree that the Purchase Price and the Liabilities (plus other relevant items) of the Company will be allocated to each of the Retained Assets for tax purposes as shown on Schedule
8.4 hereto. The Buyer, the Sellers and the Company will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

                  Section 8.5.  Cooperation on Tax Matters.

                                    (a)     The Buyer, the Sellers and the
Company shall cooperate fully,
as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                                    (b)     The Sellers and the Buyer further
agree, upon request, to use
their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).


GV: #115336 v7 (2gzs07!.WPD)
                                       55

                  Section 8.6.  Amended Returns.

                                    (a)     In the event the Buyer files an
amended Tax Return with any
Governmental Authority for any period up to and including Closing, the Buyer shall pay to the Sellers any refunds received as a result of such amended returns to the extent necessary to offset any additional tax liability incurred by the Sellers arising from the Buyer's amendment of prior returns and, without limiting any other obligation of the Sellers with respect to Taxes under this Agreement, the Sellers shall pay to the Buyer any refunds received as a result of such amended returns to the extent necessary to offset any additional tax liability incurred by the Buyer or the Company arising from the Buyer's amendment of prior returns. In the event that Sellers are assessed additional Taxes independent of any activity by the Buyer, the Buyer agrees to file such returns as reasonably requested by the Sellers to obtain refunds to offset such additional Taxes, and the Sellers agree to reimburse the Buyer for any costs and expenses incurred by the Buyer in connection therewith.

                                    (b)     The Sellers and the Company
recognize the existence of
unquantified state sales, income and franchise tax liabilities and refunds payable to or by the Sellers and/or the Company for periods prior to the Closing. The Sellers and the Company are beginning the process of quantifying these liabilities and refunds and will reflect a reasonable estimate of any such liabilities and refunds applicable to the Company on the Preliminary Closing Balance Sheet.

                                    (c)     Before the Sellers pursue settlement
 of any matters described
in Section 8.6(b), the Sellers shall provide the results of the investigation forming the basis of their estimates (including the recommendation of Sellers' tax advisors as to how and whether to proceed with the settlement of such matters) to the Buyer and the Buyer's tax advisor for review. To the extent that Buyer does not reasonably desire disclosure to be made in any jurisdiction in which liability is questionable, upon the request of the Buyer, the Sellers shall not pursue the matter with respect to any such jurisdiction and the Buyer shall assume responsibility for such matter; provided that in no event other than in accordance with this sentence shall the Sellers be relieved, by virtue of this Section 8.6, of any obligation with respect to such tax liability arising pursuant to this Agreement or otherwise.

                                    (d)     With respect to any tax liability or
refund described in the
Section 8.6, the Sellers and the Buyer agree to cooperate with one another in all reasonable respects, including providing the other party with reasonable access to relevant documents, records and personnel, to settle such matters and to pay those liabilities and to recover those refunds that may be due, subject to the allocation of such liabilities and refunds described in Section 8.6(a). In the event Sellers desire to sign and file original or amended Tax Returns in connection with such tax liabilities and refunds for periods ending prior to the Closing or to negotiate and enter into closing and/or settlement agreements with respect thereto with state or local Governmental Authorities, any such action shall be subject to prior consultation with the Buyer and to the Buyer's prior consent, which shall not be unreasonably withheld. In the event the Buyer gives such consent, the Buyer shall be bound by any such agreements and shall take no action or fail to act in any way that would result in any compromise of the benefits of those agreements. The Sellers shall provide copies of all

GV: #115336 v7 (2gzs07!.WPD)
                                       56
agreements and prior year originals and/or amended returns to the Buyer. Upon receipt by the Sellers, the Buyer or the Company of any correspondence or notice with respect to any period prior to the Closing from any Governmental Authority, the notified party shall inform the other parties and provide them with copies thereof within fifteen (15) days after receipt of such notice.


                                    ARTICLE 9
                             POST-CLOSING COVENANTS

                  Section 9.1.  Further Assurances.

                  At any time or from time to time after the Closing, at the request of a party hereto or such party's counsel, the other party or parties shall execute and deliver any further instruments or documents and take all such further action as such party or such party's counsel may reasonably request in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

                  Section 9.2.  Noncompetition.

                  If Closing occurs, each of Steven Shulman, Leon C. Kirschner and Thomas C. Hubbell, for a period of five (5) years following the Closing Date, and Lee F. Schomberg and Gordon A. Hellberg, for a period of two (2) years following the Closing Date, will not for any reason whatsoever, directly or indirectly, for himself, or on behalf of or in conjunction with any other Person, Persons, or business of whatever nature:

                                    (a)     engage or take concrete steps toward
 engaging, as an officer,
director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in any business competitive with the business of the Company, as conducted presently or in the future, anywhere within the United States, Canada, Mexico or Ireland (the "Territory");

                                    (b)     call upon any Person who was within
one (1) year prior to the
Closing Date, within the Territory, an employee of the Company or its Affiliates for the purpose or with the intent of employing or enticing such employee away from or out of the employ of the Buyer, the Company or their Affiliates; or

                                    (c)     call upon any Person who was or that
was within one (1) year
prior to the Closing Date, a customer of the Company or its Affiliates within the Territory for the purpose of soliciting or selling products or services in competition with Buyer, the Company or their Affiliates within the Territory.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any of Steven Shulman, Leon C. Kirschner, Thomas C. Hubbell, Lee F. Schomberg or Gordon A. Hellberg, from

GV: #115336 v7 (2gzs07!.WPD)
                                       57
acquiring as an investment not more than five percent (5%) of the capital stock of a competing business whose stock is publicly-traded on a national securities exchange or over-the-counter.

                  Section 9.3.  Confidentiality.

                  Each Seller recognizes that by reason of his, her or its ownership of the Company and/or his, her or its employment by the Company, he, she or it has acquired Confidential Information concerning the operation of the Company, the use or disclosure of which could cause the Buyer, the Company or their Affiliates or subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, if Closing occurs, each Seller covenants and agrees with the Buyer that he, she or it will not at any time, except in performance of such Seller's obligations to the Buyer or with the prior written consent of the Buyer pursuant to authority granted by a resolution of the Buyer's board of directors, directly or indirectly, disclose any Confidential Information that he, she or it may learn or has learned by reason of his, her or its ownership of the Company or his, her or its employment by the Company, or use any such information in a manner detrimental to the interests of the Buyer, the Company or their Affiliates or subsidiaries unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) disclosure is required by Law or the Order of any Governmental Authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (ii) or (iii) above, the applicable Seller shall give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

                  Section 9.4.  Reasonable Restraint.

                  Each of the Sellers acknowledges that success of the Company after the Closing Date will depend upon both the absence of competition from the Sellers and the continued preservation of the confidentiality of certain information regarding the Company, that an absence of such competition and the preservation of the confidentiality of such information is an essential premise of the bargain between and among the Sellers and the Buyer, and that the Buyer would be unwilling to enter into this Agreement in the absence of the covenants contained in Sections 9.2 and 9.3.

                  Section 9.5.  Damages.

                  Because of the difficulty of measuring economic losses to the Buyer and the Company as a result of a breach of the covenants contained in Sections 9.2 and 9.3, and because of the immediate and irreparable damage that could be caused to the Buyer and the Company for which either of such party would have no other adequate remedy, each Seller agrees (i) that the covenants contained in Sections 9.2 and 9.3 may be enforced by the Buyer and the Company in the event of breach by such Seller, by injunctions and restraining orders and
(ii) not to assert a defense that an adequate remedy at law exists.


GV: #115336 v7 (2gzs07!.WPD)
                                       58

                  Section 9.6.  Severability; Reformation.

                  The covenants contained in Sections 9.2 and 9.3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions contained in Sections 9.2 and 9.3 are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                  Section 9.7.  Registration Rights.

                                    (a)     Demand Rights.

                                            (i)      At any time more than one
hundred eighty (180) days
after the date of the Closing, the Sellers' Representative may, upon presentation of the written request for registration by Sellers owning more than fifty percent (50%) of the Shares, request the Buyer to register the Shares under the Securities Act for sale in the manner specified in such notice.

                                            (ii)     Following receipt of any
notice under Section 9.7(a),
the Buyer shall use reasonable efforts to register under the Securities Act and register or qualify under all applicable state securities laws, for public sale in accordance with the method of disposition speci fied in such notice, all of the Shares. If such method of disposition shall be an underwritten public offering, the Buyer may designate the managing underwriter of such offering provided the underwriter is reasonably acceptable to the Sellers' Representative. The Buyer shall be obligated to register the Shares pursuant to this Section 9.7 on one occasion only, provided, however, that such obligation shall be deemed satisfied in respect of a registration only when a registration statement covering the Shares for sale in accordance with the method of disposition specified by the Sellers' Representative, shall have become effective.

                                            (iii)    Notwithstanding the
foregoing, the Buyer shall not be
obligated to register the Shares pursuant to this Section 9.7: (i) during the period starting with the date sixty (60) days prior to the Buyer's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Buyer-initiated registration, provided that
(a) the Buyer is making a reasonable effort to cause such registration statement to become effective, (b) the aggregate number of days within such period shall not exceed two hundred forty (240), and (c) the Buyer has not previously invoked this clause (i) to excuse it from the obligation it would otherwise have to register the Shares; (ii) in the event the Board of Directors of the Buyer in good faith determines that such registration would have a material adverse effect on the market for the Buyer Common Stock and concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and the Buyer shall furnish to the Sellers' Representative a certificate signed by the President of the Buyer stating that in the good faith judgment of the Board of Directors of the Buyer the filing of such registration statement would have a material adverse effect on the market for the Buyer Common Stock and that it is, therefore, essential to defer the filing of

GV: #115336 v7 (2gzs07!.WPD)
                                       59
such registration statement, in which event the Buyer shall have the right to defer such filing for a period of not more than ninety (90) days after the day upon which notice was received from the Sellers' Representative; or (iii) if the Buyer is able to furnish to the Sellers an opinion of counsel to the effect that the Shares are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations thereunder.

                                            (iv)     The registration statement
filed pursuant to the request
of the Sellers' Representative may, at the discretion of the Buyer, include other securities of the Buyer, with respect to which registration rights have been granted, and may include securities of the Buyer being sold for the account of the Buyer, provided, however, that in the event it is necessary to decrease the number of shares to be registered, the number of Shares included in the registration statement shall be decreased last.

                                    (b)     Piggyback Rights.  If the Buyer
shall seek to register under the
Securities Act or qualify any of the securities of the Company or any of its shareholders (except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock, to be registered on Forms S-4, S-8 or any successor forms under the Securities Act) and if the form of registration statement proposed to be used otherwise may be used for the registration the Shares, then, on each such occasion, the Company shall furnish to each Seller that then holds any Shares (a "Holder") with at least thirty (30) days prior written notice thereof. Upon the written request of one or more Holders, given within twenty (20) days after receipt of such notice, the Company will use reasonable efforts to cause the Shares that such Holders request to be registered to be included in such registration. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, and the managing underwriter determines and advises that the inclusion of all Shares proposed to be included in the underwritten public offering and other issued and outstanding shares of the Company's capital stock proposed to be included therein by holders of Common Stock (the "Other Shares") would interfere with the successful marketing (including pricing) of the securities, then the number of shares of Shares and Other Shares to be included in such underwritten public offering shall be reduced, to a number deemed satisfactory by such managing underwriter, pro rata among the holders of the Shares and the holders of the Other Shares, based on the number of shares requested by holders thereof to be registered in such underwritten public offering.

                                    (c)     Expenses.  All expenses in
connection with the preparation and
filing of any  registration  statement  under this  Section 9.7  (including  all registration, filing, listing, qualification, printer's, accounting, and attorneys fees), any registration or qualification under the securities or Blue Sky laws of states in which the offering will be made under such registration statement, and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by the Buyer, except for any underwriters' or brokers' commissions and the fees or expenses of the Sellers' counsel.

GV: #115336 v7 (2gzs07!.WPD)
                                       60

                                   ARTICLE 10
                                  MISCELLANEOUS

                  Section 10.1. Survival of Representations, Warranties and Covenants.

                  The representations, warranties, covenants and agreements made in this Agreement (including the Schedules and Exhibits) or any Ancillary Document delivered in connection herewith shall survive the Closing and shall continue in full force and effect (a) as to the covenants and agreements, forever, unless expressly provided otherwise herein or therein or limited by Law and (b) as to the representations and warranties, for a period of two years, except for the representations and warranties, (i) set forth in Section 2.1 through Section 2.5, Section 2.9 and Section 3.1 through Section 3.3 and Section
3.7 and in any related Schedule or certificate, which shall survive indefinitely, (ii) set forth in Section 2.15 (Environmental Matters) and in any related Schedule or certificate, which shall survive until thirty (30) days after any claims by a third party, including any Governmental Authority, giving rise to any Environmental Claim are barred by the applicable statute of limitations, if any, and (iii) set forth in Section 2.24 (Tax Matters) and
Article 8 (Certain Tax Matters) and in any related Schedule or certificate, which shall survive until, but not beyond, thirty (30) days after the expiration of the period, if any, during which an assessment, reassessment or other form of recognized document assessing Liability of Taxes, interest or penalties under applicable tax Law in respect of any taxation year to which such representations and warranties extend could be issued under such tax Law to the Company or any of the Sellers, as applicable, subject to any waiver or extension of such period. Notwithstanding the foregoing, any such representation or warranty shall survive such termination date (i) if any party, prior to such termination date, shall have advised the other party in writing of an alleged breach thereof, specifying in reasonable detail the representation or warranty that is alleged to be inaccurate or that is alleged to have been breached and the basis for such allegation or (ii) the party making such representation or warranty made a willful, fraudulent, grossly negligent or intentional misrepresentation in connection therewith. If any of the foregoing is inconsistent with any time limitation for indemnification claims set forth in Section 4.2(b), the time limitation set forth in Section 4.2(b) shall take precedence over the conflicting provisions contained herein. The covenants of the Sellers and the Buyer shall continue in full force and effect in accordance with their terms.

                  Section 10.2.  Expenses.

                  The Sellers shall pay all Sellers' Brokerage Fees. The Buyer shall pay all Buyer's Transaction Fees. With respect to Sellers' Transaction Fees, (a) prior to Closing, Sellers' Transaction Fees may be paid by the Company provided that the cash on the Closing Balance Sheet will not be less than Three Hundred Thousand Dollars ($300,000) and (b) following the Closing, Sellers' Transaction Fees shall be paid by the Company up to a maximum amount equal to the amount by which the cash on the Closing Balance Sheet exceeds Three Hundred Thousand Dollars ($300,000) and all Sellers' Transaction Fees in excess of such maximum amount shall be paid by the Sellers.


GV: #115336 v7 (2gzs07!.WPD)
                                       61

                  Section 10.3.  Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Michigan, without giving effect to the conflict of laws rules thereof.

                  Section 10.4.  Notices.

                  All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally or sent by certified mail, postage prepaid, or by overnight courier, or by telex, telecopier or telegraph, charges prepaid:

                                    (a)     if to the Buyer, addressed to:

                            SI Handling Systems, Inc.
                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                         Telecopier No.: (610) 250-9677
                              Attention: President

                                 with a copy to:

                               Pepper Hamilton LLP
                         1235 Westlakes Drive, Suite 400
                         Berwyn, Pennsylvania 19312-2401
                         Telecopier No.: (610) 640-7835
                       Attention: Jeffrey P. Libson, Esq.

                                   (b)     if to the Sellers, addressed to:

                              c/o Leon C. Kirschner
                              Ermanco Incorporated
                              6870 Grand Haven Road
                        Spring Lake, Michigan 49456-9652
                         Telecopier No.: (231) 798-8322

                                 with a copy to:


GV: #115336 v7 (2gzs07!.WPD)
                                       62

                         Nantz, Litowich, Smith & Girard
                              600 Weyhill Building
                            2025 East Beltline, S.E.
                        Grand Rapids, Michigan 49546-7671
                         Telecopier No.: (616) 977-0529


or such other address as shall be furnished in writing by any party to the others in accordance with the notice provisions of this Section 10.4.

                  Section 10.5.  Jurisdiction; Agent for Service.

                  Legal proceedings commenced by the Sellers or the Buyer arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the Federal courts, or in the absence of Federal jurisdiction in state courts, in either case in Michigan. The Buyer and the Sellers irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Buyer and the Sellers irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Sellers or the Buyer in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the Sellers or the Buyer therein described, or by appropriate proceedings under any applicable treaty or otherwise.

                  Section 10.6.  Entire Agreement.

                  This Agreement represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

                  Section 10.7.  Binding Effect.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The Sellers may not assign or transfer any right hereunder without the prior written consent of the Buyer. The Buyer may assign or transfer its rights hereunder to another direct or indirect wholly-owned subsidiary or other Affiliate of the Buyer.


GV: #115336 v7 (2gzs07!.WPD)
                                       63

                  Section 10.8.  Amendments, Waivers.

                  No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                  Section 10.9.  Third Party Beneficiaries.

                  Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, and their respective successors, executors, beneficiaries, permitted assigns and affiliates, any rights or remedies under or by reason of this Agreement.

                  Section 10.10.  Severability.

                  If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and any such invalid or unenforceable portion shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.

                  Section 10.11.  Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties.

                  Section 10.12.  Confidentiality/Maintenance of Operations.

                  Until closing takes place all confidentiality agreements signed by the Company, Sellers and Buyer shall remain in full force and effect and Buyer shall not contact any director, officer, shareholder, employee or agent of the Company other than Leon Kirschner or Thomas Hubbell for any purpose whatsoever without the express written consent of the Company.

                  Section 10.13.  Termination.

                  If Buyer, Sellers or Company is not obligated to complete this Agreement because of the other party's inability to perform a provision of this Agreement, then Buyer, Sellers or Company may terminate this Agreement by delivering to the other party written notice of termination. On

GV: #115336 v7 (2gzs07!.WPD)
                                       64
delivery of the written notice, this Agreement shall terminate with the same effect as though the Agreement had never been entered into except that all Agreements regarding confidentiality and all representations and warranties shall survive the termination, and except that the party who has failed to perform for reasons other than the failure of the other party to satisfy one or more conditions, the fulfillment of which are conditions precedent to the performance of the party who failed to perform or for reasons otherwise excused under this Agreement shall pay to the party declaring the termination the sum of Three Hundred Fifty Thousand Dollars ($350,000). Nevertheless, Buyer, Sellers or Company may waive one or more conditions, the fulfillment of which are conditions precedent to their performance, without prejudice to their right subsequently to assert other conditions or to make a claim against the other party with respect to any breach of the representations or warranties made by that party. This Agreement may also be terminated upon the mutual agreement of the parties. Notwithstanding the right to terminate the Agreement or the right to waive nonperformance of a condition, a party may seek to enforce its rights under this Agreement through an action for damages or specific performance.

                  Section 10.14.  Headings, Etc.

                  The Table of Contents and the Article, Section and subsection headings are included solely for convenient reference and shall not be deemed to provide an accurate description of the content of any Article, Section or subsection hereof or otherwise affect the meaning or interpretation of any of the provisions hereof.

                  Section 10.15.  Schedules, Etc.

                  Schedules and Exhibits referred to in this Agreement are an integral part of this Agreement and are expressly incorporated herein by reference. No information disclosed in any Schedule shall be deemed to be disclosed with respect to any other Schedule unless a cross-reference is made to another specific Schedule. All Schedules, Exhibits and other documents, with the exception of the documents to be delivered at the Closing, referred to in this Agreement as having been produced shall be produced as soon as reasonably practical but in no event later than September 1, 1999.

                  Section 10.16.  Construction of the Agreement.

                  Each of the parties hereto has participated in the drafting of this Agreement after appropriate consultation with legal counsel. Therefore, the language of this Agreement shall not be preemptively construed against any of the parties hereto.

                  Section 10.17.  No Defense.

                  The Buyer's opportunity to conduct due diligence and its decision to close based thereon shall not limit or diminish any representation, warranty, indemnity obligation or other duty of the Sellers or their respective Affiliates hereunder. The fact that some or all of the Company's

GV: #115336 v7 (2gzs07!.WPD)
                                       65
employees may be employed by the Buyer, directly or indirectly, after the Closing shall not be deemed (i) to constitute or impute to the Buyer any knowledge which such employee has; (ii) to relieve or diminish the liability of the Sellers for any breach of their representations and warranties hereunder; or
(iii) to relieve the Sellers of any of their duties and obligations hereunder.

                  Section 10.18.  Sellers' Representative.

                  Each of the Sellers  hereby  appoint Leon C. Kirschner and, in the event of his death, incapacity or resignation, Steven Shulman, as its agent (the "Sellers' Representative") and collectively authorize the Sellers' Representative to represent and act for each of them in all matters pertaining to this Agreement. The Buyer shall be entitled to rely upon any statements or other communications by the Sellers' Representative on behalf of the Sellers without the necessity of determining the validity of the actions taken. Actions taken (or failures to act) by the Sellers' Representative shall be deemed binding and conclusive on the Sellers.

                  Section 10.19. Sales Amongst Sellers. Prior to the Closing, any Seller may sell all, but not less than all, of his or her Shares to any one or more other Sellers; provided that the acquirer(s) of such Shares shall be bound by all of the terms and conditions of this Agreement with respect to such Shares as though such Shares had been owned by the acquirer(s) on the date hereof. Upon any such sale, the selling Seller shall be relieved of the obligations, representations, warranties and covenant made by and applicable to such Seller under this Agreement, and the Buyer shall be relieved of all obligations whatsoever to such Seller.

                                   ARTICLE 11
                                   DEFINITIONS

         "Action" shall mean any and all civil, criminal or administrative actions, causes of action, litigation, suits, arbitrations, investigations, proceedings, hearings, charges, complaints, citations, directories, summons, demands, information requests, assessments, audits, judgments and claims (including, without limitation, employment-related claims and audits by any taxing authority) relating to or asserted by a Person.

         "Affiliate" shall mean with respect to any specific Person, as of the date of determination:

                  (a) any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person;

                  (b) any Person who or which is or has been within the past three (3) years an officer, director, partner or beneficial holder of at least 5% of any class of the outstanding capital stock of the specified Person;


GV: #115336 v7 (2gzs07!.WPD)
                                       66

                  (c) any Person who or which is or has been within the past three (3) years an officer, director, partner or beneficial holder of at least 5% of any class of the outstanding capital stock of a Person covered by clause B above;

                  (d) any Person in which the specified Person or a Person covered by clauses A, B and/or C above shall, directly or indirectly and legally or beneficially, own at least 5% of the outstanding equity securities or constitute at least a 5% participant; and

                  (e) any Person who is the spouse, parent, sibling or child of any Person covered by clauses A, B, C and/or D above or of the specified Person.

         "Ancillary Documents" shall have the meaning set forth in
Section 2.1(a).

         "Balance Sheet" shall have the meaning set forth in Section 2.8(a).

         "Buyer" shall have the meaning set forth in the initial paragraph hereof.

         "Buyer Common Stock" shall have the meaning set forth in Section 3.7.

         "Buyer Financial Statements" shall have the meaning set forth in
Section 3.9.

         "Buyer's Transaction Fees" shall mean any fees and expenses for legal, accounting, auditing, tax, financial advisory, finder, or investment banking services, or any other professional services rendered in connection with the preparation and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby paid, accrued or incurred by or on behalf of the Buyer.

         "Closing" shall have the meaning set forth in Section 1.4.

         "Closing Balance Sheet" shall mean the balance sheet of the Company as of the Effective Time prepared in accordance with GAAP applied consistently with prior periods, as definitively determined pursuant to Section 1.2(d).

         "Closing Date" shall have the meaning set forth in Section 1.4.

         "Code" shall mean the Federal Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         "Company" shall have the meaning set forth in the initial paragraph hereof.

         "Company Common Stock" shall have the meaning set forth in Section 2.7.


GV: #115336 v7 (2gzs07!.WPD)
                                       67

         "Company Financial Statements" shall have the meaning set forth in
Section 2.8(a)

         "Confidential Information" shall mean all confidential and proprietary information with respect to the Company and its business and shall include, but shall not be limited to, technical information, including research and/or development design, results, techniques and processes; trade practices; apparatus and equipment design; formulae; software and source code; manufacturing and/or production processes; computer software; technical management information, including project proposals, research plans, programs, status reports, performance objectives and criteria, and analyses of areas for business development; business information, including project, financial, accounting and personnel information (including the revenues, costs, or profits associated with any of the Company's products); product price lists; business studies, strategies, manuals, reports, plans, systems, procedures, forecasts, prospects and opportunities; sales and marketing plans, programs and efforts, information and data; the identities of actual and prospective customers, contractors and suppliers; the terms of Contracts with customers, contractors and suppliers; Seller's relationship with actual and prospective customers, contractors and suppliers and the needs and requirements of, and Seller's course of dealing with, any such actual or prospective customers, contractors and suppliers; customer and vendor credit information; and any other materials relating to the Company. In addition, "Confidential Information" shall include, without limitation, all information and materials delivered or disclosed to a Seller or the Company subject to an obligation of confidentiality and/or non-disclosure. Failure to have marked any of the Confidential Information as confidential or proprietary shall not affect its status as Confidential Information under the terms of this Agreement.

         "Contracts" shall mean, with respect to any specified Person, all contracts, agreements, arrangements, understandings, deeds, mortgages, options, leases, non-governmental licenses, collective bargaining agreements, employment and severance agreements, franchise sales agreements, distribution agreements, joint venture agreements, sales and purchase orders, warranties, Guarantees and service agreements, confidentiality agreements, non-competition agreements, insurance contracts and any other contracts, agreements, arrangements, understandings or instruments, written or oral, to which such Person is a party or otherwise subject, or by which such Person or any of such Person's assets or properties are legally bound.

         "Effective Time" shall have the meaning set forth in Section 1.4.

         "Encumbrances" shall mean any encumbrances, pledges, assignments, conditional sales, leases, charges, equities, mortgages, liens (including, without limitation, Federal, state and local tax liens), security interests, pledges, claims, hypothecations, deposit arrangements, preferences, priorities or other security arrangements, warrants, attachments, rights of first refusal, consignments, bailments, contingent interests, options, puts, calls or other rights of any Person, restrictions on transfer (other than restrictions imposed by Federal and state securities laws), imperfections of title, encroachments, easements, rights of way, squatters' rights, covenants, conditions, restrictions, preferential arrangements of any kind or nature whatsoever (including any restrictions on the transfer of assets, any conditional sales or other title retention arrangements, any financing leases involving substantially the same economic effect as any of the foregoing and the filing of any financing statements under the

GV: #115336 v7 (2gzs07!.WPD)
                                       68

Uniform Commercial Code or comparable law of any jurisdiction) and other restrictions of any nature.

         "Environmental Laws" shall have the meaning set forth in Section 2.15(b)(ii).

         "ERISA" shall have the meaning set forth in Section 2.17(a).

         "ERISA Affiliate" shall have the meaning set forth in Section 2.17(a).

         "ERISA Plans" shall have the meaning set forth in Section 2.17(a).

         "Escrow Account" shall have the meaning set forth in Section 1.5.

         "Escrow Agent" shall have the meaning set forth in Section 1.5.

         "Escrow Agreement" shall have the meaning set forth in Section 1.5.

         "Escrow Amount" shall have the meaning set forth in Section 1.5.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity, department, commission, bureau, agency, authority, board, court, tribunal, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee" shall mean (A) any guarantee of the payment or performance of any indebtedness or other obligation of any obligor, (B) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person, whether that promise or undertaking is expressed in terms of an obligation to pay the indebtedness of such obligor, or to purchase any obligation owed by such obligor, or to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto, and (C) any guarantee or other arrangement whereby the performance of another Person is assumed.

GV: #115336 v7 (2gzs07!.WPD)
                                       69

         "Hazardous Materials" shall have the meaning set forth in Section 2.15(b)(i).

         "Hellberg Employment Agreement" shall have the meaning set forth in
Section 1.8(d).

         "Hubbell Employment Agreement" shall have the meaning set forth in
Section 1.8(b).

         "Indemnified Party" shall have the meaning set forth in Section 4.1.

         "Intellectual Property" shall mean all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names (including all rights in and to the name "Ermanco" and any names similar thereto or variations or deviations thereof), copyrights, licenses, designs, art work, designs-in-progress, formulations, know-how, prototypes, inventions and trade styles licensed to, used by, owned by or registered in the name of the Company, or in which the Company has any rights, and (ii) all technical proprietary and business confidential information including, without limitation, research data, market reports, distribution methods, customer lists, trade secrets, technology, designs, plans, specifications, formulae, processes, methods, blue prints, drawings, patterns, shoprights, know-how and other proprietary and intellectual property owned, controlled, created, used or licensed by or on behalf of the Company that are not within the general knowledge of the industry.

         "Inventories" shall mean all inventory, including, without limitation, all raw materials, component parts, work in process and finished goods, wherever located, owned or used by the Company in the operation of its business.

         "IRS" shall mean the Internal Revenue Service.

         "Kirschner Employment Agreement" shall have the meaning set forth in
Section 1.8(a).

         "Law" shall mean, at the applicable time, each provision of any then currently existing Federal, state, local or foreign law, statute, standard, ordinance, code, Order, rule, regulation, resolution or promulgation (including, without limitation, Environmental Laws), applicable common law and judicial decisions, and each term of any Order then currently existing, of any court, arbitrator, tribunal or other Governmental Authority (including, without limitation, the U.S. Patent Office), and each provision of any license, franchise, Permit or similar right or obligation granted under or set forth in any of the foregoing.

         "Lease" shall have the meaning set forth in Section 3.10.

         "Leased Property" shall have the meaning set forth in Section 2.10(a).

         "Liability" shall mean, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility,

GV: #115336 v7 (2gzs07!.WPD)
                                       70
absolute or contingent, fixed or unfixed, matured or unmatured, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured and whether or not accrued (including, without limitation, attorneys', accountants', consultants', and experts' fees and disbursements, interest, penalties, amounts paid in settlement and court costs).

         "Loss" shall mean (A) any and all direct and indirect damages, deficiencies, Actions, demands, assessments, judgments, settlement costs or payments, obligations, Liabilities, loss of income, fines, or diminutions in value of any kind or character (whether known or unknown, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, and whether or not accrued, absolute, contingent or otherwise) that occur, or that are more likely than not to occur, and any legal or other costs and expenses (including costs of collection and reasonable experts' and attorneys' fees and expenses and costs of court), as well as interest on any amount payable to a third party as a result of the foregoing; and (B) any costs to remove, remediate (including without limitation any remedy which leaves in place any Hazardous Material(s)), treat, dispose of, study, investigate and sample any environmental media (soil, groundwater, surface water, wastewater, drinking water or air) and all Hazardous Materials and any costs to comply with all applicable Environmental Laws including, but not limited to, fines, penalties, and administrative, indirect, direct and overhead costs charged or imposed by any Governmental Authority.

         "Net Working Capital" shall mean the difference between (a) the sum of the cash, receivables, inventory and other current assets on a balance sheet of the Company minus (b) the sum of the accounts payable, accrued expenses and other current liabilities on a balance sheet of the Company, all calculated in accordance with GAAP. For purposes of the Closing Balance Sheet, all liabilities of the Company, including without limitation, any tax liability of the Company arising as a result of the making of an election under Section 338(h)(10) of the Code for built-in gains tax under Section 1374 of the Code, the Michigan single business tax, and the California income tax, shall be characterized as current liabilities, and the Company's "S corp deposit" with the IRS will be characterized as a current asset.

         "Non-ERISA Plans" shall have the meaning set forth in Section 2.16(a).

         "Order" shall mean any order, restraining order, judgment, writ, injunction, decree or award applicable to a Person, whether or not any such Order is entered into by consent or otherwise.

         "Owned Property" shall have the meaning set forth in Section 2.10(a).

         "PBGC" shall have the meaning set forth in Section 2.17(c).

         "Pension Plans" shall have the meaning set forth in Section 2.17(a).

         "Permits" shall mean all permits, licenses, certifications, registrations, qualifications, approvals, agency listings, consents, waivers, franchises, titles (including, without limitation, motor vehicle titles and current registrations), Orders or other authorizations.

GV: #115336 v7 (2gzs07!.WPD)
                                       71

         "Person" shall mean any natural person, corporation, partnership, unincorporated association, trust, Governmental Entity, joint venture, trade group, or other entity, or any entity or group that is a part of, or associated with, any of the foregoing.

         "Personal Property Leases" shall have the meaning set forth in Section 2.11(b).

         "Post Closing Adjustment" shall have the meaning set forth in
Section 1.2(d).

         "Preliminary Closing Balance Sheet" shall have the meaning set forth in
Section 1.7.

         "Premises" shall mean the manufacturing and headquarters facility of the Company located at 6870 Grand Haven Road, Spring Lake, Michigan 49456.

         "Promissory Notes" shall have the meaning set forth in Section 1.2(a).

         "Purchase Price" shall have the meaning set forth in Section 1.2(a).

         "Real Property" shall have the meaning set forth in Section 2.10(a).

         "Receivables" shall mean all notes receivable, accounts receivable, and other receivables or amounts of any kind that are payable or due to Sellers by customers, employees or others, and any and all rights of Sellers which secure or guarantee payment of same.

         "Release" shall have the meaning set forth in Section 2.15(b)(iii).

         "Retained Assets" shall have the meaning set forth in Section 1.6(a).

         "Retained Delivery Liabilities" shall have the meaning set forth in
Section 1.6(b).

         "Retained Liabilities" shall have the meaning set forth in Section 1.6(b).

         "Retained Taxes" shall have the meaning set forth in Section 1.6(b).

         "Retained Warranty Liabilities" shall have the meaning set forth in
Section 1.6(b).

         "Schomberg Employment Agreement" shall have the meaning set forth in
Section 1.8(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sellers" shall have the meaning set forth in the initial paragraph hereof.

         "Sellers' Representative" shall have the meaning set forth in Section 4.2(a).


GV: #115336 v7 (2gzs07!.WPD)
                                       72

         "Sellers' Brokerage Fees" shall mean any commissions, fees and expenses for financial advisory, finder, or investment banking services rendered in connection with the preparation and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby paid, accrued or incurred by or on behalf of the Company or the Sellers, including without limitation, any fees and expenses paid, accrued or incurred with respect to ING Baring, other than the retainer paid by the Company to ING Baring prior to the date of this Agreement in the amount of Fifty Thousand Dollars ($50,000).

         "Sellers' Transaction Fees" shall mean any fees and expenses for legal, accounting, auditing, tax, or any other professional services rendered in connection with the preparation and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby paid, accrued or incurred by or on behalf of the Company or the Sellers, including without limitation, the retainer paid by the Company to ING Barings prior to the date of this Agreement in the amount of Fifty Thousand Dollars ($50,000), but excluding the Sellers' Brokerage Fees.

         "Shares" shall have the meaning set forth in the Recitals hereof.

         "Tax Return" shall have the meaning set forth in Section 2.24.

         "Taxes" shall have the meaning set forth in Section 2.24.

         "Territory" shall have the meaning set forth in Section 9.2(a).

         "Threshold Amount" shall have the meaning set forth in Section 4.2(a).

         "Title Documents" shall have the meaning set forth in Section 2.10(a).

         "Welfare Plans" shall have the meaning set forth in Section 2.17(a).


                          [two signature pages follow]


GV: #115336 v7 (2gzs07!.WPD)
                                       73

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                       SI HANDLING SYSTEMS, INC.


                                       By: /s/ William Johnson
                                           -----------------------------------
                                           William Johnson, President & CEO


                                       ERMANCO INCORPORATED


                                       By: /s/ Leon C. Kirschner
                                           -----------------------------------
                                           Leon C. Kirschner, President


                                       SELLERS:


                                       /s/ Steven Shulman
                                       ---------------------------------------
                                       Steven Shulman


                                       /s/ Leon C. Kirschner
                                       ---------------------------------------
                                       Leon C. Kirschner


                                       /s/ Thomas C. Hubbell
                                       ---------------------------------------
                                       Thomas C. Hubbell


                                       /s/ Lee F. Schomberg
                                       ---------------------------------------
                                       Lee F. Schomberg

                                       /s/ Guy G. Hollister
                                       ---------------------------------------
                                       Guy G. Hollister



                     [signatures continue on following page]

GV: #115336 v7 (2gzs07!.WPD)

                                       /s/ Wilton W. Wyman, Jr.
                                       ---------------------------------------
                                       Wilton W. Wyman, Jr.


                                       /s/ Gordon A. Hellberg
                                       ---------------------------------------
                                       Gordon A. Hellberg


                                       /s/ Andrew Knaut
                                       ---------------------------------------
                                       Andrew Knaut


                                       /s/ Thomas L. Bergy
                                       ---------------------------------------
                                       Thomas L. Bergy


                                       /s/ Donald H. Kloosterhouse
                                       ---------------------------------------
                                       Donald H. Kloosterhouse


                                       /s/ Robert R. Nezbeth
                                       ---------------------------------------
                                       Robert R. Nezbeth


                                       /s/ James J. Bronsema
                                       ---------------------------------------
                                       James J. Bronsema


                                       /s/ John R. Planteroth
                                       ---------------------------------------
                                       John R. Planteroth


                                       /s/ William C. Pipp
                                       ---------------------------------------
                                       William C. Pipp


GV: #115336 v7 (2gzs07!.WPD)